                                                                    EXHIBIT 99.1

                              MUTUAL SAVINGS BANK

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Mutual Savings Bank

     We have audited the accompanying consolidated statements of financial condition of Mutual Savings Bank (the Bank) and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in equity and cash flows for the three years ended December 31, 1999. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Bank and subsidiaries at December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for three years ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          Ernst & Young LLP

Milwaukee, Wisconsin
March 7, 2000

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                  DECEMBER 31
                                                               JUNE 30      ------------------------
                                                                2000           1999          1998
                                                             -----------    ----------    ----------
                                                             (UNAUDITED)
                                                                         (IN THOUSANDS)
                                               ASSETS
Cash and due from banks..................................    $   18,978     $   21,367    $   22,534
Federal funds sold.......................................            --         25,000        45,000
Interest-earning deposits................................        12,839        132,592       262,714
                                                             ----------     ----------    ----------
Cash and cash equivalents................................        31,817        178,959       330,248
Securities available-for-sale, at fair value:
  Investment securities..................................        57,461         57,763       116,534
  Mortgage-related securities............................       461,377        374,100       270,897
Loans held for sale......................................         1,632            541        27,723
Loans receivable, net....................................     1,127,987      1,082,795     1,037,589
Real estate owned........................................         4,912          4,953         5,440
Premises and equipment...................................        26,727         26,871        27,567
Federal Home Loan Bank stock, at cost....................        14,585         13,537        13,537
Accrued interest receivable..............................         9,602          8,620         8,035
Intangible assets........................................        11,027         11,496        29,786
Other assets.............................................        12,043          9,871         5,506
                                                             ----------     ----------    ----------
                                                             $1,759,170     $1,769,506    $1,872,862
                                                             ==========     ==========    ==========
                                       LIABILITIES AND EQUITY
Liabilities:
  Deposits...............................................    $1,300,613     $1,343,007    $1,398,858
  Borrowings.............................................       264,667        242,699       270,822
  Advance payments by borrowers for taxes and
     insurance...........................................        13,012          1,661         1,710
  Other liabilities......................................        13,290         18,319        25,729
                                                             ----------     ----------    ----------
                                                              1,591,582      1,605,686     1,697,119
Equity:
  Retained earnings......................................       176,260        169,746       174,229
  Net unrealized gain (loss) on securities
     available-for-sale..................................        (8,672)        (5,926)        1,514
                                                             ----------     ----------    ----------
                                                                167,588        163,820       175,743
Commitments and Contingencies (Notes 13 and 14)
                                                             ----------     ----------    ----------
                                                             $1,759,170     $1,769,506    $1,872,862
                                                             ==========     ==========    ==========

                            See accompanying notes.

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                 SIX MONTHS ENDED
                                                     JUNE 30               YEAR ENDED DECEMBER 31
                                                ------------------    --------------------------------
                                                 2000       1999        1999        1998        1997
                                                 ----       ----        ----        ----        ----
                                                   (UNAUDITED)
                                                                    (IN THOUSANDS)
Interest income:
  Loans, including fees.....................    $41,403    $39,737    $ 79,623    $ 90,092    $ 93,628
  Investments...............................      3,219     10,413      20,200      19,714      12,115
  Mortgage-related securities...............     15,860      8,503      18,479      15,664      10,250
                                                -------    -------    --------    --------    --------
Total interest income.......................     60,482     58,653     118,302     125,470     115,993
Interest expense:
  Deposits..................................     29,739     30,985      61,091      65,236      60,917
  Borrowings................................      7,232      7,045      13,933      14,437      10,897
  Advance payments by borrowers for taxes
     and insurance..........................         90         98         313         344         380
                                                -------    -------    --------    --------    --------
Total interest expense......................     37,061     38,128      75,337      80,017      72,194
                                                -------    -------    --------    --------    --------
Net interest income.........................     23,421     20,525      42,965      45,453      43,799
Provision for losses on loans...............        236        203         350         637       1,065
                                                -------    -------    --------    --------    --------
Net interest income after provision for
  losses on loans...........................     23,185     20,322      42,615      44,816      42,734
Noninterest income:
  Service charges on deposits...............      1,413      1,332       2,813       2,630       2,413
  Brokerage commissions.....................        994        827       1,826       1,228         984
  Servicing fees on loans sold..............        205        229         447         577         588
  Loan fees and service charges.............        497        549       1,014       1,662         773
  Gain on sales of loans....................         43        436         497       1,025         486
  Gain (loss) on sales of securities........         --       (108)        158          --         (12)
  Other.....................................        864        634       1,229       1,318         927
                                                -------    -------    --------    --------    --------
Total noninterest income....................      4,016      3,899       7,984       8,440       6,159
Noninterest expenses:
  Compensation, payroll taxes and other
     employee benefits......................      8,624      8,539      17,158      16,638      15,346
  Occupancy.................................      2,595      2,846       5,550       5,580       5,288
  Federal deposit insurance premiums........        142        416         820         837         822
  Marketing.................................      1,256      1,137       1,864       2,158       2,375
  Data processing...........................        741        575       1,329       1,260       1,213
  Amortization of intangibles...............        469      1,355      18,290       2,738       1,941
  Other.....................................      2,859      3,077       6,268       6,310       5,101
                                                -------    -------    --------    --------    --------
Total noninterest expenses..................     16,686     17,945      51,279      35,521      32,086
                                                -------    -------    --------    --------    --------
Income (loss) before income taxes...........     10,515      6,276        (680)     17,735      16,807
Income taxes................................      4,001      2,386       3,803       6,584       6,622
                                                -------    -------    --------    --------    --------
Net income (loss)...........................    $ 6,514    $ 3,890    $ (4,483)   $ 11,151    $ 10,185
                                                =======    =======    ========    ========    ========

                            See accompanying notes.

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

                                                                           NET UNREALIZED
                                                                           GAIN (LOSS) ON
                                                                             SECURITIES
                                                               RETAINED      AVAILABLE-       TOTAL
                                                               EARNINGS       FOR-SALE        EQUITY
                                                               --------    --------------     ------
                                                                           (IN THOUSANDS)
Balances at January 1, 1997................................    $152,893       $(1,599)       $151,297
  Comprehensive income:
     Net income............................................      10,185            --          10,185
       Change in net unrealized gain (loss) on securities
          available-for-sale, net of deferred income tax
          liability of $850................................          --         1,573           1,573
                                                               --------       -------        --------
  Total comprehensive income...............................                                    12,691
                                                               --------       -------        --------
Balances at December 31, 1997..............................     163,078           (26)        163,052
  Comprehensive income:
     Net income............................................      11,151            --          11,151
     Other comprehensive income:
       Change in net unrealized gain (loss) on securities
          available-for-sale, net of deferred income tax
          liability of $832................................          --         1,540           1,540
                                                               --------       -------        --------
  Total comprehensive income...............................                                    12,691
                                                               --------       -------        --------
Balances at December 31, 1998..............................     174,229         1,514         175,743
  Comprehensive income:
     Net loss..............................................      (4,483)                       (4,483)
     Other comprehensive income:
       Change in net unrealized gain (loss) on securities
          available-for-sale, net of deferred income tax
          benefit of $4,144................................          --        (7,440)         (7,440)
                                                               --------       -------        --------
  Total comprehensive loss.................................                                   (11,923)
                                                               --------       -------        --------
Balances at December 31, 1999..............................     169,746        (5,926)        163,820
  Comprehensive income:
     Net income (unaudited)................................       6,514            --           6,514
     Other comprehensive income:
       Change in net unrealized gain (loss) on securities
          available-for-sale, net of deferred income tax
          benefit of $1,774 (unaudited)....................          --        (2,746)         (2,746)
                                                               --------       -------        --------
  Total comprehensive income (unaudited)...................          --            --           3,768
                                                               --------       -------        --------
Balances at June 30, 2000 (unaudited)......................    $176,260       $(8,672)       $167,588
                                                               ========       =======        ========

                            See accompanying notes.

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                            SIX MONTHS ENDED
                                                 JUNE 30                 YEAR ENDED DECEMBER 31
                                          ---------------------    -----------------------------------
                                            2000         1999        1999         1998         1997
                                            ----         ----        ----         ----         ----
                                               (UNAUDITED)
                                                                 (IN THOUSANDS)
Operating Activities
Net income (loss).....................    $   6,514    $  3,890    $  (4,483)   $  11,151    $  10,185
Adjustments to reconcile net income
  (loss) to net cash provided (used)
  by operating activities:
  Provision for losses on loans.......          236         203          350          637        1,065
  Provision for depreciation..........          790         953        1,840        2,033        1,816
  Deferred income tax benefit.........        1,774       1,192       (3,886)        (630)        (710)
  Amortization of intangibles.........          469       1,355       18,290        2,738        1,941
  Net discount amortization on
     securities.......................         (175)        (18)         (80)      (5,242)        (318)
  Loans originated for sale...........       (6,031)    (45,405)     (47,427)    (131,082)     (52,006)
  Proceeds from sales of loans
     originated for sale..............        4,983      47,116       57,358      117,770       43,478
  Net gain on sales of loans..........          (43)       (436)        (497)      (1,025)        (486)
  Net (gain) loss on sale of
     available-for-sale securities....           --          --         (378)          --           12
  Purchases of trading account
     assets...........................           --     (24,827)     (39,215)      (5,066)          --
  Proceeds from sales of trading
     account assets...................           --      24,719       38,995        5,067           --
  Net loss on sale of trading
     account assets...................           --         108          220            1           --
  Decrease in other liabilities.......       (5,029)    (13,060)      (7,410)      (1,573)         (94)
  (Increase) decrease in other
     assets...........................       (2,172)        (30)       3,665       (2,355)       9,039
  (Increase) decrease in accrued
     interest receivable..............         (982)       (293)        (585)       1,425       (3,533)
  Other...............................         (220)      1,006          587          513         (882)
                                          ---------    --------    ---------    ---------    ---------
Net cash provided (used) by operating
  activities..........................          114      (3,527)      17,344       (5,638)       9,507
Investing Activities
Proceeds from maturities and sales of
  investment securities...............       20,000      65,070       65,000      429,337      397,619
Purchases of investment securities....      (18,808)    (20,000)     (20,000)    (380,489)    (376,634)
Proceeds from sales of
  mortgage-related securities.........           --          --       54,060           --        3,822
Purchases of mortgage-related
  securities..........................     (115,412)    (34,123)    (213,504)    (119,548)     (72,071)
Net (purchases) sales of investments
  in mutual funds.....................         (867)       (728)      (1,481)      (1,410)      16,742
Principal payments on mortgage-related
  securities..........................       23,765      35,602       60,367       77,407       59,514
Net (increase) decrease in loans
  receivable..........................      (47,101)     (7,290)     (29,581)     208,864       96,953
Proceeds from sale of foreclosed
  properties..........................        1,936       1,147        1,673        3,438          627
Proceeds from sale of (purchase of)
  Federal Home Loan Bank stock........       (1,048)         --           --        6,700          277

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

                                            SIX MONTHS ENDED
                                                 JUNE 30                 YEAR ENDED DECEMBER 31
                                          ---------------------    -----------------------------------
                                            2000         1999        1999         1998         1997
                                            ----         ----        ----         ----         ----
                                               (UNAUDITED)
                                                                 (IN THOUSANDS)
Purchases of office properties and
  equipment...........................         (646)       (497)      (1,173)      (3,141)      (1,854)
Sales of office properties and
  equipment...........................           --          --           29           --           --
Business acquisition, net of cash and
  cash equivalents acquired of
  $8,328..............................           --          --           --           --     (118,164)
                                          ---------    --------    ---------    ---------    ---------
Net cash provided (used) by investing
  activities..........................     (138,181)     39,181      (84,610)     221,158        6,831
Financing Activities
Net increase (decrease) in deposits...      (42,394)    (11,539)     (55,851)      36,528       (8,653)
Net decrease (increase) in short-term
  borrowings..........................       26,000          --           --           --     (208,194)
Proceeds from long-term borrowings....       33,000          --           --           --      228,000
Repayments on long-term borrowings....      (37,032)       (123)     (28,123)         (45)          --
Net increase (decrease) in advance
  payments by borrowers for taxes and
  insurance...........................       11,351      11,407          (49)        (819)       1,636
                                          ---------    --------    ---------    ---------    ---------
Net cash provided (used) by financing
  activities..........................       (9,075)       (255)     (84,023)      35,664       12,789
                                          ---------    --------    ---------    ---------    ---------
Increase (decrease) in cash and cash
  equivalents.........................     (147,142)     35,399     (151,289)     251,184       29,127
Cash and cash equivalents at beginning
  of period...........................      178,959     330,248      330,248       79,064       49,937
                                          ---------    --------    ---------    ---------    ---------
Cash and cash equivalents at end of
  period..............................       31,817     365,647    $ 178,959    $ 330,248    $  79,064
                                          =========    ========    =========    =========    =========
Supplemental information:
  Interest paid on deposits...........    $  28,256    $ 29,166    $  61,220    $  65,315    $  61,598
  Income taxes paid...................        4,058       3,092        6,678        7,859        5,530
  Loans transferred to other real
     estate owned.....................        1,673         951        1,773        7,975          178
  Loans transferred from loans held
     for sale to portfolio............           --      19,171       17,748           17           --
  Mutual fund liquidation proceeds....           --      14,047       14,047           --           --

                            See accompanying notes.

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

                               DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     Mutual Savings Bank (the Bank) provides a full range of financial services to customers through its branch locations in Wisconsin. The Bank is subject to competition from other financial institutions and is also subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

BASIS OF FINANCIAL STATEMENT PRESENTATION

     The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of the Bank and its wholly owned subsidiaries, Lake Financial and Insurance Services (Lake), Mutual Investment Company (MIC) and MC Development Ltd. (MD). Lake provides investment and insurance services, MIC owns and manages an investment portfolio for the benefit of the Bank, and MD holds, for sale, title to certain parcels of developed and undeveloped real estate. Significant intercompany accounts and transactions have been eliminated in consolidation.

     The unaudited consolidated financial statements as of June 30, 2000 and for the six months then ended have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     The Bank considers federal funds sold and interest-bearing deposits that have original maturities of three months or less to be cash equivalents.

INVESTMENT SECURITIES AND MORTGAGE-RELATED SECURITIES

TRADING ACCOUNT ASSETS

     Trading account assets are held for resale in anticipation of short-term market movements. Trading account assets are stated at fair value. Gains and losses are included in net gain or loss on sales of securities and are based on the specific identification method. There were no trading account assets at December 31, 1999 or 1998 or June 30, 2000.

SECURITIES AVAILABLE-FOR-SALE

     Management determines the appropriate classification of debt securities at the time of purchase. Debt securities, equity securities and investments in mutual funds not classified as trading are classified as

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of equity.

     The amortized cost of securities classified as available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is included in interest income from investments. Interest and dividends are included in interest income from investments. Realized gains and losses, and declines in value judged to be other-than-temporary are included in gain (loss) on sales of securities and are based on the specific identification method.

     Stock of the Federal Home Loan Bank (FHLB) is carried at cost which is its redeemable value.

LOANS HELD FOR SALE AND SALES OF LOANS

     Loans held for sale, which generally consist of current production of certain fixed-rate first mortgage loans, are recorded at the lower of aggregate cost or market value. Fees received from the borrower are deferred and recorded as an adjustment of the carrying value. Loans held for sale may be transferred to loans held for investment when the Bank has both the ability and intent to hold the loans for the foreseeable future or until maturity. Upon transfer, any difference between the carrying amount of the loan and its outstanding principal balance is recognized as an adjustment to yield by the interest method.

INTEREST AND FEES ON LOANS

     Allowances of $161 (unaudited), $228 and $172 are established for accrued but uncollected interest on mortgage loans for which any payments were more than 90 days past due at June 30, 2000 and December 31, 1999 and 1998, respectively. Interest previously accrued on these loans is removed from income at that time. Payments received, if any, on these loans are recorded as principal reduction or as interest based on management's judgment as to ultimate collectibility of all contractual future principal and interest payments.

     Loan origination and commitment fees and certain direct loan origination costs are deferred and amortized as an adjustment of the related loans' yield. The Bank amortizes these amounts using the level yield method over the estimated life of the related loans.

ALLOWANCE FOR LOSSES ON LOANS

     The allowance for losses on loans is composed of general valuation allowances. The Bank may establish a specific valuation allowance on loans it considers impaired but in such event the loan is reduced by the amount of the specific allowance and a corresponding amount is charged off to the allowance for losses on loans. A loan is considered impaired when, based on current information and events, it is probable that the Bank will not be able to collect all amounts due according to the contractual terms of the loan agreement. When the carrying amount of the loan exceeds (1) the present value of the expected cash flows, discounted at the loan's original effective interest rate, or (2) the fair value of the underlying collateral, a specific valuation allowance is recorded for such excess. The adjusted balance of the loan is adjusted (decreased) to reflect significant changes in the estimated fair value of collateral, the estimated amount and timing of an impaired loan's expected future cash flows, or if actual cash flows that differ significantly from expected future cash flows. General valuation allowances are based on an evaluation of the various risk components that are inherent in the credit portfolio. The risk components that are

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

evaluated include past loan loss experience; the level of non-performing and classified assets; current economic conditions; volume, growth and composition of the loan portfolio; adverse situations that may affect borrowers' ability to repay; the estimated value of any underlying collateral; peer group comparisons; regulatory guidance; and other relevant factors.

     The allowance is increased by provisions charged to earnings and reduced by charge-offs, net of recoveries. The allowance reflects management's best estimate of the amount necessary to provide for the credit risks of the Bank. The allowance is based on a risk model developed and implemented by management and approved by the Bank's Board of Directors.

FORECLOSED PROPERTIES AND REPOSSESSED ASSETS

     Foreclosed properties acquired through, or in lieu of, loan foreclosure are recorded at the lower of cost or fair value less estimated costs to sell. Costs related to the development and improvement of property are capitalized, whereas costs related to holding the property are expensed.

PREMISES AND EQUIPMENT

     Land, buildings, leasehold improvements and equipment are carried at amortized cost. Buildings and furniture, equipment and automobiles are amortized over their estimated useful lives (40 to 45 years and 3 to 10 years, respectively) using the straight line method. Leasehold improvements are amortized over the shorter of their useful lives or the lease terms (generally 10 years). The Bank reviews buildings, leasehold improvements and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment exists when the estimated undiscounted cash flows for the property is less than its carrying value. If identified, an impairment loss is recognized through a charge to earnings based on the fair value of the property.

GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill, representing the excess of purchase price over the fair value of net assets acquired, results from acquisitions made by the Bank. The Bank's goodwill is being amortized to operating expense using the straight-line method over 15 years. Other intangible assets are amortized over their estimated useful lives, generally 7-10 years. The carrying amount of goodwill and other intangible assets are reviewed if facts and circumstances indicate that it may be impaired. If this review indicates that it is not recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying amount of the goodwill is reduced for the estimated shortfall of the cash flows discounted at the average cost of capital for thrift institutions as compared to the carrying value.

INCOME TAXES

     The Bank files a consolidated federal income tax return and separate, or combined, state income tax returns, depending on the state. Income taxes are accounted for using the "asset and liability" method. Under this method, a deferred tax asset or liability is determined based on the enacted tax rates that will be in effect when the differences between the financial statement carrying amounts and tax bases of existing assets and liabilities are expected to be reported in the Bank's income tax returns. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date of the change. A valuation allowance is provided for any deferred tax asset for which it is more likely

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

than not that the asset will not be realized. Changes in valuation allowances are recorded as a component of income.

PENSION COSTS

     The Bank's net periodic pension cost consists of the expected cost of benefits earned by employees during the current period and an interest cost on the projected benefit obligation, reduced by the expected earnings on assets held by the retirement plan, amortization of transitional assets over a period of 15 years (beginning in 1987), amortization of prior service cost and by amortization of recognized actuarial gains and losses over the estimated future service period of existing plan participants.

SEGMENT INFORMATION

     The Bank has determined that it has one reportable segment -- community banking. The Bank offers a range of financial products and services to external customers, including: accepting deposits from the general public; originating residential, consumer and limited types of commercial loans (primarily loans secured by multi-family properties); and marketing annuities and other insurance products. Revenues for each of these products are disclosed in the consolidated statements of income.

PENDING ACCOUNTING CHANGES

     Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of SFAS No. 133," which delays the implementation date of SFAS No. 133 for one year, to fiscal years beginning after June 15, 2000, provide a comprehensive and consistent standard for the recognition of derivatives and hedging activities. SFAS 133 requires all derivatives to be recorded on the balance sheet at fair value. However, special accounting is provided for certain derivatives that meet the definition of hedges. Changes in the fair value of derivatives that do not meet the definition of hedges are required to be reported in earnings in the period of change. The Bank does not use derivative financial instruments such as futures, swaps, caps, floors, options or interest or principal only strips of similar instruments. Therefore, SFAS No. 133 is not expected to have a significant impact on the Bank. The Bank will implement this statement on January 1, 2001.

2. BUSINESS COMBINATIONS

     On March 31, 1997, the Bank completed the acquisition of First Federal Bancshares of Eau Claire, Inc. (First Federal) in a cash transaction for $125.1 million. The transaction has been accounted for as a purchase. First Federal was the parent company of First Federal Bank of Eau Claire, F.S.B. First Federal had total assets of $730.7 million as of March 31, 1997. This acquisition resulted in the recording of identifiable intangibles (value of deposit base) of $10.4 million and goodwill (unidentifiable intangible asset) of $24.1 million. The results of operations of the acquired company are included in the consolidated financial statements from the date of acquisition.

     Scheduled amortization of intangibles was $2,711, $2,738 and $1,941 for the years ended December 31, 1999, 1998 and 1997, and $469 (unaudited) and $1,355 (unaudited) for the six-month periods ended June 30, 2000 and 1999 respectively. In 1999, increased competition for deposits from alternate investment products, increases in interest rates which negatively impacted the volume of new loan originations and credit standards more stringent than those used by the acquiree caused management to

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

2. BUSINESS COMBINATIONS -- (CONTINUED)

revise cash flow estimates to be realized from the acquired business. Accordingly, $15,579 of intangibles were written off for the estimated shortfall of the cash flows discounted at the average cost of capital for thrift institutions as compared to the carrying value. This write-off is included in amortization of intangibles on the statement of income. The unamortized balance of goodwill and intangible assets was $11,027 (unaudited), $11,496 and $29,786 at June 30, 2000, and December 31, 1999 and 1998, respectively.

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

3. SECURITIES

     The amortized cost and fair value of securities available-for-sale are as follows:

                                                                       GROSS         GROSS       ESTIMATED
                                                        AMORTIZED    UNREALIZED    UNREALIZED      FAIR
                                                          COST         GAINS         LOSSES        VALUE
                                                        ---------    ----------    ----------    ---------
At June 30, 2000 (Unaudited):
  U.S. government and federal agency obligation.....    $ 28,909        $ 26        $   (773)    $ 28,162
  Asset-backed securities...........................          --          --              --           --
  Mutual funds......................................      29,894          --            (595)      29,299
                                                        --------        ----        --------     --------
     Total investment securities....................      58,803          26          (1,368)      57,461
                                                        --------        ----        --------     --------
  Federal Home Loan Mortgage Corporation............      67,880          28          (2,904)      65,004
  Federal National Mortgage Association.............     388,707         798         (10,102)     379,403
  Private Placement CMOs............................      16,798           1            (327)      16,472
  Government National Mortgage Association..........         492           7              (1)         498
                                                        --------        ----        --------     --------
     Total mortgage-related securities..............     473,877         834         (13,334)     461,377
                                                        --------        ----        --------     --------
     Total..........................................    $532,680        $860        $(14,702)    $518,838
                                                        ========        ====        ========     ========
At December 31, 1999:
  U.S. government and federal agency obligations....    $ 30,107        $ --        $   (932)    $ 29,175
  Asset-backed securities...........................          51          --              --           51
  Mutual funds......................................      29,027          --            (490)      28,537
                                                        --------        ----        --------     --------
     Total investment securities....................      59,185          --          (1,422)      57,763
                                                        --------        ----        --------     --------
  Federal Home Loan Mortgage Corporation............      72,763          94          (2,641)      70,216
  Federal National Mortgage Association.............     290,785         745          (6,146)     285,384
  Private Placement CMOs............................      17,884          65             (22)      17,927
  Government National Mortgage Association..........         566           8              (1)         573
                                                        --------        ----        --------     --------
     Total mortgage-related securities..............     381,998         912          (8,810)     374,100
                                                        --------        ----        --------     --------
     Total..........................................    $441,183        $912        $(10,232)    $431,863
                                                        ========        ====        ========     ========

                                                                       GROSS         GROSS       ESTIMATED
                                                        AMORTIZED    UNREALIZED    UNREALIZED      FAIR
                                                          COST         GAINS         LOSSES        VALUE
                                                        ---------    ----------    ----------    ---------
At December 31, 1998:
  U.S. government and federal agency obligations....    $ 75,113       $  308        $  --       $ 75,421
  Asset-backed securities...........................         228           --           --            228
  Mutual funds......................................      41,592           --         (707)        40,885
                                                        --------       ------        -----       --------
     Total investment securities....................     116,933          308         (707)       116,534
                                                        --------       ------        -----       --------
  Federal Home Loan Mortgage Corporation............      43,607          168          (58)        43,717
  Federal National Mortgage Association.............     192,200        2,250          (97)       194,353
  Private Placement CMOs............................      31,630          370           (6)        31,994
  Government National Mortgage Association..........         797           36           --            833
                                                        --------       ------        -----       --------
     Total mortgage-related securities..............     268,234        2,824         (161)       270,897
                                                        --------       ------        -----       --------
     Total..........................................    $385,167       $3,132        $(868)      $387,431
                                                        ========       ======        =====       ========

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

3. SECURITIES -- (CONTINUED)

     The amortized cost and fair values of securities by contractual maturity are shown below. Actual maturities may differ from contractual maturities because issuers have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                     JUNE 30 2000
                                                                -----------------------
                                                                AMORTIZED
                                                                  COST       FAIR VALUE
                                                                ---------    ----------
                                                                      (UNAUDITED)
Due in one year or less.....................................    $  3,543      $  3,543
Due after one year through five years.......................      25,366        24,619
Mutual funds................................................      29,894        29,299
Mortgage-related securities.................................     473,877       461,377
                                                                --------      --------
                                                                $532,680      $518,838
                                                                ========      ========

                                                                   DECEMBER 31 1999
                                                                -----------------------
                                                                AMORTIZED
                                                                  COST       FAIR VALUE
                                                                ---------    ----------
Due in one year or less.....................................    $ 10,000      $  9,925
Due after one year through five years.......................      20,158        19,301
Mutual funds................................................      29,027        28,537
Mortgage-related securities.................................     381,998       374,100
                                                                --------      --------
                                                                $441,183      $431,863
                                                                ========      ========

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

3. SECURITIES -- (CONTINUED)

     A reconciliation of the gross change in the unrealized gain or loss on available-for-sale securities to the change in unrealized gain or loss on available-for-sale securities reported as a component of comprehensive income follows:

                                                                            JUNE 30 2000
                                                                -------------------------------------
                                                                 BEFORE         TAX
                                                                  TAX        (BENEFIT)     NET-OF-TAX
                                                                 AMOUNT       EXPENSE        AMOUNT
                                                                 ------      ---------     ----------
                                                                            (UNAUDITED)
Change in unrealized losses on available-for-sale
  securities................................................    $(13,842)     $(5,170)      $(8,672)
Less: reclassification adjustment for gains realized in net
  income....................................................          --           --            --
                                                                --------      -------       -------
Change in net unrealized losses recognized in other
  comprehensive
  income....................................................    $(13,842)     $(5,170)      $(8,672)
                                                                ========      =======       =======

                                                                         DECEMBER 31 1999
                                                                -----------------------------------
                                                                 BEFORE        TAX
                                                                  TAX       (BENEFIT)    NET-OF-TAX
                                                                 AMOUNT      EXPENSE       AMOUNT
                                                                 ------     ---------    ----------
Change in unrealized losses on available-for-sale
  securities................................................    $(11,962)    $(4,276)     $(7,686)
Less: reclassification adjustment for gains realized in net
  income....................................................        (378)       (132)        (246)
                                                                --------     -------      -------
Change in net unrealized losses recognized in other
  comprehensive
  income....................................................    $(11,584)    $(4,144)     $(7,440)
                                                                ========     =======      =======

                                                                            DECEMBER 31 1998
                                                                  -------------------------------------
                                                                  BEFORE         TAX
                                                                   TAX        (BENEFIT)      NET-OF-TAX
                                                                  AMOUNT       EXPENSE         AMOUNT
                                                                  ------      ---------      ----------
Change in unrealized gains on available-for-sale
  securities................................................      $2,372        $832           $1,540
Less: reclassification adjustment for gains (losses)
  realized in net
  income....................................................          --          --               --
                                                                  ------        ----           ------
Change in net unrealized gains recognized in other
  comprehensive income......................................      $2,372        $832           $1,540
                                                                  ======        ====           ======

                                                                        DECEMBER 31 1997
                                                                ---------------------------------
                                                                BEFORE       TAX
                                                                 TAX      (BENEFIT)    NET-OF-TAX
                                                                AMOUNT     EXPENSE       AMOUNT
                                                                ------    ---------    ----------
Change in unrealized gains on available-for-sale
  securities................................................    $2,435      $855         $1,580
Less: reclassification adjustment for losses realized in net
  income....................................................        12         5              7
                                                                ------      ----         ------
Change in net unrealized gains recognized in other
  comprehensive
  income....................................................    $2,423      $850         $1,573
                                                                ======      ====         ======

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

3. SECURITIES -- (CONTINUED)

     Total proceeds and gross realized gains and losses from sale of available-for-sale securities were:

                                                              SIX MONTHS
                                                             ENDED JUNE 30             YEAR ENDED
                                                           -----------------    -------------------------
                                                           2000         1999     1999      1998     1997
                                                           ----         ----     ----      ----     ----
                                                              (UNAUDITED)
Proceeds...............................................    $--          $       $54,060    $--     $3,825
Gross gains............................................     --           --         378     --          3
Gross losses...........................................     --           --          --     --         15

     Net losses of $0 (unaudited), $108 (unaudited) and $220 were recognized in income from sales of securities classified as trading for the six months ended June 30, 2000 and 1999 and the year ended December 31, 1999. There were no realized net gains or losses on trading securities in 1998 or 1997 and no unrealized gains or losses recognized in income related to trading securities for any period presented.

     Investment securities with a fair value of approximately $10 million at June 30, 2000 (unaudited) and December 31, 1999 and 1998, were pledged to secure public funds.

4. LOANS RECEIVABLE

     Loans receivable consist of the following:

                                                               JUNE 30            DECEMBER 31
                                                             -----------    ------------------------
                                                                2000           1999          1998
                                                                ----           ----          ----
                                                             (UNAUDITED)
First mortgage loans:
  One to four-family.....................................    $  733,958     $  743,993    $  742,231
  Multi-family...........................................        65,105         53,777        53,521
  Commercial.............................................        65,267         52,375        40,922
  Construction and development...........................        30,840         26,530        21,939
                                                             ----------     ----------    ----------
  Total first mortgage real estate loans.................       895,170        876,675       858,613
                                                             ----------     ----------    ----------
Consumer and other loans:
  Consumer loans:
     Fixed equity........................................       108,811         89,315        67,629
     Home equity lines of credit.........................        55,371         50,618        45,827
     Student.............................................        27,698         28,371        29,634
     Home improvement....................................        12,134          9,920         8,373
     Other...............................................         9,436         10,028        12,970
       Total consumer loans..............................       213,450        188,252       164,433
                                                             ----------     ----------    ----------
  Commercial business loans..............................        42,815         39,488        28,839
                                                             ----------     ----------    ----------
     Total consumer and other loans......................       256,265        227,740       193,272
     Total loans receivable..............................     1,151,435      1,104,415     1,051,885

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

4. LOANS RECEIVABLE -- (CONTINUED)

                                                               JUNE 30            DECEMBER 31
                                                             -----------    ------------------------
                                                                2000           1999          1998
                                                                ----           ----          ----
                                                             (UNAUDITED)
Less:
  Undisbursed loan proceeds..............................        16,368         14,658         7,001
  Allowance for losses on loans..........................         7,085          6,948         6,855
  Unearned loan fees and discounts.......................            (5)            14           440
                                                             ----------     ----------    ----------
                                                                 23,448         21,620        14,296
                                                             ----------     ----------    ----------
                                                             $1,127,987     $1,082,795    $1,037,589
                                                             ==========     ==========    ==========

     The Bank's first mortgage loans, fixed equity, home equity lines of credit and home improvement loans are primarily secured by properties housing one to four families which are generally located in the Bank's local lending areas in Wisconsin.

     A summary of the activity in the allowance for losses on loans follows:

                                                     SIX MONTHS                 YEAR ENDED
                                                   ENDED JUNE 30                DECEMBER 31
                                                  ----------------    -------------------------------
                                                   2000      1999      1999        1998         1997
                                                   ----      ----      ----        ----         ----
                                                    (UNAUDITED)
Balance at beginning of year..................    $6,948    $6,855    $6,855      $7,195       $3,921
Provisions....................................       236       247       350         637        1,065
Allowance of acquired business................        --        --        --          --        2,449
Charge-offs...................................      (114)     (127)     (341)     (1,220)        (751)
Recoveries....................................        15        18        84         243          511
                                                  ------    ------    ------      ------       ------
Balance at end of year........................    $7,085    $6,949    $6,948      $6,855       $7,195
                                                  ======    ======    ======      ======       ======

     There are no loans which are considered to be impaired at June 30, 2000, December 31, 1999 or December 31, 1998.

     The unpaid principal balance of loans serviced for others were $278,057 (unaudited), $287,789, $279,759 and $250,496 at June 30, 2000 and December 31,
1999, 1998 and 1997, respectively. These loans are not reflected in the consolidated financial statements.

5. REAL ESTATE OWNED

     Real estate owned is summarized as follows:

                                                                  JUNE 30        DECEMBER 31
                                                                -----------    ----------------
                                                                   2000         1999      1998
                                                                   ----         ----      ----
                                                                (UNAUDITED)
Acquired by foreclosure or in lieu of foreclosure...........      $2,977       $3,018    $3,505
Acquired for development or resale..........................       1,935        1,935     1,935
                                                                  ------       ------    ------
                                                                  $4,912       $4,953    $5,440
                                                                  ======       ======    ======

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

6. ACCRUED INTEREST

     Accrued interest on loans and investments are summarized as follows:

                                                                  JUNE 30        DECEMBER 31
                                                                -----------    ----------------
                                                                   2000         1999      1998
                                                                   ----         ----      ----
                                                                (UNAUDITED)
Mortgage-related securities.................................      $2,484       $1,787    $1,174
Investment securities.......................................         553          814       821
Loans receivable............................................       6,565        6,019     6,040
                                                                  ------       ------    ------
                                                                  $9,602       $8,620    $8,035
                                                                  ======       ======    ======

7. PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows:

                                                                  JUNE 30         DECEMBER 31
                                                                -----------    ------------------
                                                                   2000         1999       1998
                                                                   ----         ----       ----
                                                                (UNAUDITED)
Land........................................................      $ 6,969      $ 6,969    $ 6,889
Office buildings............................................       25,840       25,292     25,177
Furniture, equipment and automobiles........................       12,015       12,060     11,759
Leasehold improvements......................................        1,203        1,203      1,442
                                                                  -------      -------    -------
                                                                   46,027       45,524     45,267
Less allowances for depreciation and amortization...........       19,300       18,653     17,700
                                                                  -------      -------    -------
                                                                  $26,727      $26,871    $27,567
                                                                  =======      =======    =======

     Depreciation expense for the six months ended June 30, 2000 and 1999 and the years ended 1999, 1998 and 1997, was $790 (unaudited), $935 (unaudited), $1,840, $2,033 and $1,816, respectively.

     The Bank leases various branch offices, office facilities and equipment under noncancellable operating leases which expire on various dates through 2012. Future minimum payments under noncancelable operating leases with initial or remaining terms of one year or more for the years indicated are as follows:

                                                                  JUNE 30      DECEMBER 31
                                                                -----------    -----------
                                                                   2000           1999
                                                                   ----           ----
                                                                (UNAUDITED)
2000........................................................      $  435         $  870
2001........................................................         660            660
2002........................................................         446            446
2003........................................................         417            417
2004........................................................         390            390
Thereafter..................................................       1,364          1,364
                                                                  ------         ------
  Total.....................................................      $3,712         $4,147
                                                                  ======         ======

     Total rental expenses totaled $273 (unaudited), $302 (unaudited), $609, $639 and $682 for the six months ended June 30, 2000 and 1999 and the years ended 1999, 1998 and 1997, respectively.

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

8. DEPOSITS

     Deposits are summarized as follows:

                                                               JUNE 30            DECEMBER 31
                                                             -----------    ------------------------
                                                                2000           1999          1998
                                                                ----           ----          ----
                                                             (UNAUDITED)
Checking accounts:
  Non-interest-bearing...................................    $   49,002     $   42,596    $   43,031
  Interest-bearing.......................................        86,133         89,685       100,753
                                                             ----------     ----------    ----------
                                                                135,135        132,281       143,784
Money market accounts....................................       220,721        231,174       159,361
Savings accounts.........................................       148,406        151,447       166,316
Certificate accounts:
  Due within one year....................................       539,156        593,512       638,596
  After one but within two years.........................       190,143        178,431       237,113
  After two but within three years.......................        46,057         34,716        30,129
  After three but within four years......................        10,593         11,535        10,479
  After four but within five years.......................        10,397          9,868        11,583
  After five years.......................................             5             43         1,497
                                                             ----------     ----------    ----------
                                                                796,351        828,105       929,397
                                                             ----------     ----------    ----------
                                                             $1,300,613     $1,343,007    $1,398,858
                                                             ==========     ==========    ==========

     The aggregate amount of certificate accounts with balances of one hundred thousand dollars or more is approximately $63,787 (unaudited), $62,223 and $70,513 at June 30, 2000 and December 31, 1999 and 1998, respectively.

     Interest expense on deposits was as follows:

                                                    SIX MONTHS ENDED              YEAR ENDED
                                                        JUNE 30                   DECEMBER 31
                                                   ------------------    -----------------------------
                                                    2000       1999       1999       1998       1997
                                                    ----       ----       ----       ----       ----
                                                      (UNAUDITED)
Interest-bearing checking accounts.............    $   452    $   472    $   940    $ 1,070    $ 1,137
Money market accounts..........................      5,656      4,315      9,796      6,571      5,458
Savings accounts...............................      1,786      1,981      3,885      4,268      4,696
Certificate accounts...........................     21,845     24,217     46,470     53,327     49,626
                                                   -------    -------    -------    -------    -------
                                                   $29,739    $30,985    $61,091    $65,236    $60,917
                                                   =======    =======    =======    =======    =======

     The deposit accounts are insured by the FDIC to a maximum of one hundred thousand dollars for each insured depositor in accordance with applicable law and regulation.

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

9. BORROWINGS

     Borrowings consist of the following:

                                           JUNE 30                              DECEMBER 31
                                    ---------------------      ----------------------------------------------
                                            2000                       1999                     1998
                                    ---------------------      ---------------------    ---------------------
                                                WEIGHTED-                  WEIGHTED-                WEIGHTED-
                                                 AVERAGE                    AVERAGE                  AVERAGE
                                    BALANCE       RATE         BALANCE       RATE       BALANCE       RATE
                                    -------     ---------      -------     ---------    -------     ---------
                                         (UNAUDITED)
Federal Home Loan Bank advances
  maturing:
     2000.......................    $ 31,147      7.07%        $ 42,152      6.53%      $ 42,170       5.77%
     2001.......................      33,000      6.59               --        --             --         --
     2002.......................          --        --               --        --        203,000       5.20
     2003.......................         520      4.30              547      5.11            569       4.65
     2004.......................     200,000      5.70          200,000      5.70             --         --
     Thereafter.................                                     --        --         25,000       4.98
Other borrowings................                                     --        --             83      10.25
                                    --------                   --------                 --------
                                    $264,667                   $242,699                 $270,822
                                    ========                   ========                 ========

     Advances that mature in the year 2004 consist of borrowings that are redeemable at the option of the FHLB beginning at various times in 2001.

     The Bank is required to maintain unencumbered mortgage loans in its portfolio aggregating at least 167% of the amount of outstanding advances from the FHLB as collateral. The Bank's borrowings at the FHLB are limited to the lesser of 35% of total assets or 60% of the book value of certain mortgage loans. In addition, these notes are collateralized by FHLB stock of $14,585 at June 30, 2000 (unaudited) and December 31, 1999.

10. EQUITY

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators, that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     As a state-chartered savings bank, the Bank is required to meet minimum capital levels established by the State of Wisconsin in addition to federal regulations.

     Quantitative measures established by federal regulation to ensure adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as these terms are defined in regulations) to risk-weighted assets (as these terms are defined in regulations), and of Tier I capital (as these terms are defined in regulations) to average assets (as these terms are defined in regulations). For the state of Wisconsin, total capital (as these terms are defined in regulations) as a ratio

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

10. EQUITY -- (CONTINUED)

of total assets must meet a minimum standard. Management believes, as of June 30, 2000 and December 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

     As of June 30, 2000 and December 31, 1999 and 1998, the most recent notification from the State of Wisconsin categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. The Bank is not aware of any conditions or events which would change their status as well capitalized. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                                                             TO BE WELL
                                                                       FOR CAPITAL       CAPITALIZED UNDER
                                                                         ADEQUACY        PROMPT CORRECTIVE
                                                     ACTUAL              PURPOSES        ACTION PROVISIONS
                                                -----------------    ----------------    ------------------
                                                 AMOUNT     RATIO    AMOUNT     RATIO     AMOUNT     RATIO
                                                 ------     -----    ------     -----     ------     -----
As of June 30, 2000 (unaudited):
  Total capital (to risk-weighted assets)...    $171,598    18.69%   $73,453    8.00%    $91,817     10.00%
  Tier 1 capital (to risk-weighted
     assets)................................     164,513    17.92%    36,727    4.00%     55,090      6.00%
  Tier 1 capital (to average assets)........     164,513     9.37%    70,244    4.00%     87,458      5.00%
  State of Wisconsin capital (to total
     assets)................................     171,598     9.72%   105,918    6.00%        N/A       N/A
As of December 31, 1999:
  Total capital (to risk-weighted assets)...    $164,565    18.51%   $71,143    8.00%    $88,928     10.00%
  Tier 1 capital (to risk-weighted
     assets)................................     157,617    17.72%    35,571    4.00%     53,357      6.00%
  Tier 1 capital (to average assets)........     157,617     8.66%    72,770    4.00%     90,962      5.00%
  State of Wisconsin capital (to total
     assets)................................     164,565     9.26%   106,587    6.00%        N/A       N/A
As of December 31, 1998:
  Total capital (to risk-weighted assets)...    $150,439    17.02%   $70,728    8.00%    $88,409     10.00%
  Tier 1 capital (to risk-weighted
     assets)................................     143,584    16.24%    35,364    4.00%     53,046      6.00%
  Tier 1 capital (to average assets)........     143,584     7.78%    73,798    4.00%     92,248      5.00%
  State of Wisconsin capital (to total
     assets)................................     150,439     8.00%   112,783    6.00%        N/A       N/A

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

10. EQUITY -- (CONTINUED)

     Following are reconciliations of the Bank's equity under generally accepted accounting principles to capital as determined by regulators:

                                                                 RISK-       TIER I     STATE OF
                                                                 BASED       (CORE)     WISCONSIN
                                                                CAPITAL     CAPITAL      CAPITAL
                                                                -------     -------     ---------
As of June 30, 2000 (Unaudited):
  Equity per financial statements...........................    $167,588    $167,588    $167,588
  Unrealized losses on investments (excluding unrealized
     loss on mutual funds)..................................       8,077       8,077       8,077
  Intangibles...............................................     (11,027)    (11,027)    (11,027)
  Mortgage servicing rights.................................        (125)       (125)       (125)
  Allowance for loan losses.................................       7,085          --       7,085
                                                                --------    --------    --------
Regulatory capital..........................................    $171,598    $164,513    $171,598
                                                                ========    ========    ========
As of December 31, 1999:
  Equity per financial statements...........................    $163,820    $163,820    $163,820
  Unrealized losses on investments (excluding unrealized
     loss on mutual funds)..................................       5,436       5,436       5,436
  Intangibles...............................................     (11,496)    (11,496)    (11,496)
  Mortgage servicing rights.................................        (143)       (143)       (143)
  Allowance for loan losses.................................       6,948          --       6,948
                                                                --------    --------    --------
Regulatory capital..........................................    $164,565    $157,617    $164,565
                                                                ========    ========    ========
As of December 31, 1998:
  Equity per financial statements...........................    $175,743    $175,743    $175,743
  Unrealized losses on investments (excluding unrealized
     loss on mutual funds)..................................      (2,221)     (2,221)     (2,221)
  Intangibles...............................................     (29,786)    (29,786)    (29,786)
  Mortgage servicing rights.................................        (152)       (152)       (152)
  Allowance for loan losses.................................       6,855          --       6,855
                                                                --------    --------    --------
Regulatory capital..........................................    $150,439    $143,584    $150,439
                                                                ========    ========    ========

11. EMPLOYEE BENEFIT PLANS

     The Bank has a discretionary, defined-contribution savings plan (the Plan). The Plan is qualified under Sections 401 and 401(k) of the Internal Revenue Code and provides employees meeting certain minimum age and service requirements the ability to make contributions to the Plan on a pretax basis. The Bank may then match a percentage of the employee's contributions. Matching contributions made by the Bank were $39 (unaudited) and $36 (unaudited) in the six months ended June 30, 2000 and 1999, $68 in 1999, $56 in 1998 and $52 in 1997.

     The Bank also has a defined-benefit pension plan covering employees meeting certain minimum age and service requirements and a supplemental pension plan for certain qualifying employees. The benefits are generally based on years of service and the employee's compensation during the last five years of

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

11. EMPLOYEE BENEFIT PLANS -- (CONTINUED)

employment. The Bank's funding policy is to contribute annually the amount necessary to satisfy the requirements of the Employee Retirement Income Security Act of 1974.

     Plan assets which consist primarily of immediate participation guarantee contracts with an insurance company are actively managed by investment professionals.

     The following tables set forth the Plan's funded status and net periodic benefit cost for 1999 and 1998. No such information is available relative to interim periods.

                                                                 1999       1998
                                                                 ----       ----
                                                                   (DOLLARS IN
                                                                    THOUSANDS)
Change in Benefit Obligation
Benefit obligation at beginning of year.....................    $13,916    $10,878
Service cost................................................        659        632
Interest cost...............................................        934        798
Plan amendments.............................................         --      1,118
Actuarial (gain) loss.......................................     (1,629)       704
Benefits paid...............................................       (328)      (214)
                                                                -------    -------
Benefit obligation at end of year...........................    $13,552    $13,916
                                                                =======    =======
Change in Plan Assets
Fair value of plan assets at beginning of year..............    $13,218    $11,057
Actual return on plan assets................................        333        963
Employer contributions......................................        996      1,412
Benefits paid...............................................       (328)      (214)
                                                                -------    -------
Fair value of plan assets at end of year....................    $14,219    $13,218
                                                                =======    =======
Funded Status
Funded (underfunded) status at end of year..................    $   668    $  (698)
Unrecognized net actuarial gain (loss)......................       (239)       791
Unrecognized prior service cost.............................      1,028      1,230
Unrecognized net transition asset...........................       (101)      (151)
                                                                -------    -------
Prepaid benefit cost........................................    $ 1,356    $ 1,172
                                                                =======    =======
Weighted average assumptions used in cost calculations:
  Discount rate.............................................       6.75%      7.00%
  Rate of increase in compensation levels...................       5.50%      5.50%
  Expected long-term rate of return on plan assets..........       7.50%      7.50%
                                                                =======    =======

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

11. EMPLOYEE BENEFIT PLANS -- (CONTINUED)

                                                                YEARS ENDED DECEMBER 31
                                                                -----------------------
                                                                1999     1998     1997
                                                                ----     ----     ----
Components of Net Periodic Benefit Cost
Service cost................................................    $ 659    $ 632    $ 503
Interest cost...............................................      934      797      690
Expected return on plan assets..............................     (986)    (824)    (715)
Amortization of transition asset............................      (50)     (50)     (50)
Amortization of prior service cost..........................      202      144       76
Recognized actuarial loss...................................       54       24       29
                                                                -----    -----    -----
Total net periodic benefit cost.............................    $ 813    $ 723    $ 533
                                                                =====    =====    =====

     The supplemental pension plan had a projected benefit obligation of $3,110 and $3,247 and assets aggregating $2,777 and $2,521 at December 31, 1999 and 1998, respectively.

     Total net periodic pension expense was $513 (unaudited) and $438 (unaudited) in the six months ended June 30, 2000 and 1999, respectively.

     The Bank acquired an ESOP with the acquisition of First Federal which covered substantially all former employees of First Federal with two or more years of employment and who were at least 21 years of age. The cash proceeds received by the ESOP in connection with the merger were used to prepay the unpaid principal and interest outstanding under the ESOP. The remaining cash balance has been invested in a mutual fund. An allocation was made to the participants' accounts as of December 31, 1998 and the final allocation was made as of December 31, 1999. The Bank is in the process of applying for a determination letter to terminate the Plan and anticipates that all assets will be available for distribution in a lump sum during 2000.

12. INCOME TAXES

     The provision for income taxes consists of the following:

                                                      SIX MONTHS ENDED
                                                          JUNE 30           YEARS ENDED DECEMBER 31
                                                      ----------------    ----------------------------
                                                       2000      1999      1999       1998      1997
                                                       ----      ----      ----       ----      ----
                                                        (UNAUDITED)
Current:
  Federal.........................................    $3,706    $2,456    $ 6,896    $7,010    $ 7,041
  State...........................................       187       (76)       793       204        291
                                                      ------    ------    -------    ------    -------
                                                       3,893     2,380      7,689     7,214      7,332
Deferred expense (benefit):
  Federal.........................................        87         5     (3,120)     (786)    (1,007)
  State...........................................        21         1       (766)      156        297
                                                      ------    ------    -------    ------    -------
                                                         108         6     (3,886)     (630)      (710)
                                                      ------    ------    -------    ------    -------
                                                      $4,001    $2,386    $ 3,803    $6,584    $ 6,622
                                                      ======    ======    =======    ======    =======

     For state income tax purposes, the subsidiaries of the Bank have net business loss carryovers of $487 available to offset against future income which expire through 2013.

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

12. INCOME TAXES -- (CONTINUED)

     The income tax provision differs from the provision computed at the federal statutory corporate rate for six months ended June 30, 2000 and 1999 and the years ended December 31, 1999, 1998 and 1997 follows:

                                                        SIX MONTHS
                                                       ENDED JUNE 30         YEAR ENDED DECEMBER 31
                                                     -----------------    ----------------------------
                                                      2000       1999      1999      1998       1997
                                                      ----       ----      ----      ----       ----
                                                        (UNAUDITED)
Income (loss) before provision for income
  taxes..........................................    $10,515    $6,276    $ (680)   $17,735    $16,807
                                                     =======    ======    ======    =======    =======
Tax expense at federal statutory rate............    $ 3,680    $2,197    $ (238)   $ 6,207    $ 5,882
Increase (decrease) in taxes resulting from:
  State income taxes -- Net of federal tax
     benefit.....................................        135       (49)       21        382        382
  Nondeductible intangible amortization..........        164       216     3,487        490        351
  Other..........................................         22        24       533       (495)         7
                                                     -------    ------    ------    -------    -------
Provision for income taxes.......................    $ 4,001    $2,386    $3,803    $ 6,584    $ 6,622
                                                     =======    ======    ======    =======    =======

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Bank's deferred tax assets and liabilities as of June 30, 2000 and December 31, are summarized as follows:

                                                             JUNE 30              DECEMBER 31
                                                           -----------    ----------------------------
                                                              2000         1999      1998       1997
                                                              ----         ----      ----       ----
                                                           (UNAUDITED)
Deferred tax assets:
  State net operating losses...........................      $   26       $   26    $    26    $   238
  Loan loss reserves...................................       1,886        2,103      1,673      1,274
  Deferred loan fees...................................          51          225        155        370
  Pension..............................................       1,241        1,151      1,147      1,165
  Unrealized loss on investment securities.............       5,170        3,394         --         78
  Other................................................       1,371        1,252        297        402
                                                             ------       ------    -------    -------
Total deferred tax assets..............................       9,745        8,151      3,298      3,527
                                                             ------       ------    -------    -------
Deferred tax liabilities:
  Property and equipment depreciation..................       1,057        1,057      1,196      1,200
  FHLB stock dividends.................................         556          555        544        820
  Purchase accounting adjustments......................       1,536        1,611      3,910      4,407
  Unrealized gain on investment securities.............          --           --        750         --
                                                             ------       ------    -------    -------
Total deferred tax liabilities.........................       3,149        3,223      6,400      6,427
                                                             ------       ------    -------    -------
Net deferred tax asset (liability).....................      $6,596       $4,928    $(3,102)   $(2,900)
                                                             ======       ======    =======    =======

     The Bank qualified under provisions of the Internal Revenue Code that permitted it to deduct from taxable income an allowance for bad debts that differed from the provision for such losses charged to income for financial reporting purposes. Accordingly, no provision for federal income taxes has been made for approximately $48,592 of retained income as of June 30, 2000 (unaudited) and December 31, 1999. If,

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

12. INCOME TAXES -- (CONTINUED)

in the future, the Bank no longer qualifies as a bank for tax purposes, income taxes of approximately $19,500 would be imposed.

13. CONTINGENT LIABILITY

     The Bank has entered into an agreement whereby, for an initial fee and annual fee, certain of its United States Treasury notes are pledged as collateral for an Industrial Development Revenue Bond which was issued by a local municipality to finance commercial real estate owned by a third party, unrelated to the Bank. Under the terms of the agreement, the Bank must maintain with a trustee collateral with a fair market value, as defined, aggregating 128%, 135% and 135% or more of the sum of the outstanding principal balance of the bonds plus accrued interest on the outstanding principal at June 30, 2000 and December 31, 1999 and 1998, respectively. The Bank continues to receive interest payments on the collateral.

     At June 30, 2000 (unaudited) and December 31, 1999 and 1998, United States Treasury notes with outstanding principal balances aggregating approximately $10,000 were held by the trustee as collateral for these bonds which had an outstanding principal balance of $5,165 (unaudited), $5,165 and $5,410 for June 30, 2000 and December 31, 1999 and 1998, respectively. The third-party borrower is not in default on any scheduled payments due under the bond issue which has a scheduled maturity of on December 15, 2009.

14. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract amounts reflect the extent of involvement the Bank has in particular classes of financial instruments and also represents the Bank's maximum exposure to credit loss.

     Financial instruments whose contract amounts represent credit risk are as follows:

                                                                  JUNE 30         DECEMBER 31
                                                                -----------    ------------------
                                                                   2000         1999       1998
                                                                   ----         ----       ----
                                                                (UNAUDITED)
Unused consumer lines of credit.............................      $66,958      $63,461    $59,406
Unused commercial lines of credit...........................        1,480        1,003        946
Commitments to extend credit:
  Fixed rate ((7.625-9.25) in 2000; 6.60%-8.25% in 1999 and
     6.15%-7.25% in 1998)...................................       10,496        7,418     19,445
  Adjustable rate...........................................       17,344        7,595      4,003

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and generally require payment of a fee. As some commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates the collateral needed and creditworthiness of each customer on a case by case basis. The

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

14. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK -- (CONTINUED)

Bank generally extends credit only on a secured basis. Collateral obtained varies, but consists principally of one-to four-family residences.

     Forward commitments to sell mortgage loans of $2,274 (unaudited), $0 and $17,030 at June 30, 2000 and December 31, 1999 and 1998, respectively, represent commitments obtained by the Bank from a secondary market agency to purchase mortgages from the Bank and place them in a mortgage-backed security pool with a defined yield. Commitments to sell loans expose the Bank to interest rate risk if market rates of interest decrease during the commitment period. Commitments to sell loans are made to mitigate interest rate risk on commitments to originate loans and loans held for sale.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Disclosure of fair value information about certain financial instruments, whether or not recognized in the consolidated financial statements, for which it is practicable to estimate the value, is summarized below. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.

     Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all nonfinancial instruments are excluded from this disclosure. Accordingly, the aggregate fair value of amounts presented does not represent the underlying value of the Bank and is not particularly relevant to predicting the Bank's future earnings or cash flows.

     The following methods and assumptions are used by the Bank in estimating its fair value disclosures of financial instruments:

     Cash and Cash Equivalents: The carrying amounts reported in the statements of financial condition for cash and cash equivalents approximate those assets' fair values.

     Investment and Mortgage-Related Securities: Fair values for these securities are based on quoted market prices or such prices of comparable instruments.

     Loans Receivable and Loans Held-for-Sale: The fair value of one- to four-family fixed rate mortgage loans was determined based on the current market price for securities collateralized by similar loans. For variable rate one to four-family mortgage, consumer and other loans that re-price frequently and with no significant change in credit risk, carrying values approximate fair values. The fair value for fixed rate commercial real estate, rental property mortgage, consumer and other loans was estimated by projecting cash flows at market interest rates.

     Federal Home Loan Bank Stock: Federal Home Loan Bank stock is carried at cost, which is its redeemable (fair) value, since the market for this stock is restricted.

     Accrued Interest Receivable: The carrying value of accrued interest receivable approximates fair value.

     Deposits and Advance Payments by Borrowers for Taxes and Insurance: The fair values disclosed for variable rate investment accounts, NOW accounts, passbook accounts, money market certificates, accrued interest and advance payments by borrowers for taxes and insurance are equal to the carrying amounts at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

15. FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED)

flow calculation that applies interest rates currently offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

     Borrowings: The fair value of long-term borrowings is estimated using discounted cash flow calculations with the discount rates equal to interest rates currently being offered for borrowings with similar terms and maturities.

     Commitments to Extend Credit and Forward Commitments to Sell Loans: The fair value of these commitments is considered to approximate the carrying values due to the short-term nature of these commitments.

                                    JUNE 30 2000            DECEMBER 31 1999          DECEMBER 31 1998
                              ------------------------   -----------------------   -----------------------
                               CARRYING        FAIR       CARRYING       FAIR       CARRYING       FAIR
                                 VALUE        VALUE        VALUE        VALUE        VALUE        VALUE
                               --------       -----       --------      -----       --------      -----
                                    (UNAUDITED)
Cash and cash equivalents...  $   31,817    $   31,817   $  178,959   $  178,959   $  330,248   $  330,248
Investment and mortgage-
  related securities........     518,838       518,838      431,863      431,863      387,431      387,431
Loans receivable, net.......   1,127,987     1,106,015    1,082,795    1,067,333    1,045,046    1,056,232
Loans held for sale.........       1,632         1,632          541          541       27,723       27,723
Federal Home Loan
  Bank stock................      14,585        14,585       13,537       13,537       13,537       13,537
Accrued interest
  receivable................       9,602         9,602        8,620        8,620        8,035        8,035
Deposits and accrued
  interest..................   1,300,613     1,238,606    1,343,007    1,298,038    1,398,858    1,381,119
Advance payments by
  borrowers.................      13,012        13,012        1,661        1,661        1,710        1,710
Borrowings..................     264,667       262,843      242,699      194,443      270,822      230,233

     The preceding table does not include any amount for the value of any off-balance-sheet items (see Note 14) since the fair value of these items is not significant.

16. MERGER AND CONVERSION

     On February 21, 2000, Mutual and First Northern Capital Corp. (First Northern), entered into an Agreement and Plan of Merger (the Merger Agreement). The Merger Agreement has been approved by the boards of directors of Mutual and First Northern.

     To accomplish the transaction Mutual also adopted a plan of restructuring in which it will reorganize into a mutual holding company (MHC) in which Mutual's depositors will hold all of the voting rights. The MHC in turn will form and own the majority interest in a subsidiary, a mid-tier stock holding company (Mid-Tier HC). The balance of the shares of Common Stock will be offered for sale to Mutual's depositors and issued to First Northern shareholders in the Merger. As a result of the reorganization and merger, First Northern Capital Corp will merge with and into Mid-Tier HC and, Mutual Savings Bank and First Northern Savings Bank, S.A., will become wholly owned subsidiaries of Mid-Tier HC.

     Subject to the terms and conditions of the Merger Agreement, at the time of the Merger, each outstanding share of First Northern common stock (First Northern Common Stock), will be converted into the right to receive cash in the amount of $15.00, or 1.5 shares of common stock, par value $.01 per

                      MUTUAL SAVINGS BANK AND SUBSIDIARIES

               (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND THE
          SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)

16. MERGER AND CONVERSION -- (CONTINUED)

share, of Mid-Tier HC Common Stock or a combination of cash and shares of Mid-Tier HC Common Stock (Merger Consideration). Prior to the closing date, Mutual will select the percentage of the total Merger Consideration to be paid in Common Stock, which may not be less than 40% or more than 70%; the balance will be paid in cash. The remaining shares of the Mid-Tier HC will be offered for sale to Mutual's depositors, pursuant to the terms of a Plan of Restructuring. The Restructuring will be accounted for as a pooling of interests, whereas the merger will be accounted for as a purchase.

     Consummation of the Merger is subject to the satisfaction of certain closing conditions set forth in the Merger Agreement, including approval by the shareholders of First Northern and approval by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the Administrator of the Division of Savings Institutions of the Wisconsin Department of Financial Institutions as to both the Restructuring and the Merger. The depositors of Mutual must also approve Mutual's Plan of Restructuring. The Merger is also subject to receipt of an opinion of counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and the receipt of an opinion of counsel or a private letter ruling from the Internal Revenue Service as to the federal income tax treatment of certain transactions contemplated by the Merger Agreement. In addition, the Merger is conditioned upon the approval for listing on the NASDAQ National Market of the shares of Common Stock to be issued in the Merger, which shares will be registered under the Securities Act of 1933 by a registration statement to be filed with the Securities and Exchange Commission.

     The amount and pricing of the proposed stock offering will be based upon an independent appraisal of the Bank. In connection with the conversion, the costs of issuing the common stock will be deducted from the sale proceeds. At June 30, 2000 and December 31, 1999, $749,000 (unaudited) and $0 of costs related to the conversion have been capitalized. In the event that the consummation of the conversion or merger do not occur, any recorded costs will be expensed.

     At the time of conversion, the Bank will establish a liquidation account in an amount equal to its net worth as of the date of the latest consolidated statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders, if any, who continue to maintain their deposit accounts at the Bank after the conversion.

     The liquidation account will be reduced annually to the extent that eligible account holders and supplemental eligible account holders, if any, have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's or a supplemental eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible account holder and supplemental eligible account holder, if any, will be entitled to receive balances for accounts then held.

     Concurrently with the execution of the Merger Agreement, in order to induce Mutual to enter into the Merger Agreement, the parties entered into a Stock Option Agreement by which First Northern granted to Mutual an irrevocable option to purchase up to 1,708,675 shares of First Northern Common Stock, which equals 19.9% of the number of shares of First Northern Common Stock outstanding on February 21, 2000, at an exercise price of $9.0375 per share. The option would become exercisable under certain circumstances if First Northern becomes the subject of a third-party proposal for a competing transaction.

                              FIRST NORTHERN DATA
                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders
First Northern Capital Corp.
Green Bay, Wisconsin

     We have audited the accompanying consolidated statement of financial condition of First Northern Capital Corp. and Subsidiaries as of December 31, 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of First Northern Capital Corp. and Subsidiaries as of and for each of the two years in the period ended December 31, 1998, were audited by other auditors whose report dated January 22, 1999, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1999 consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Northern Capital Corp. and Subsidiaries at December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.
                                               Wipfli Ullrich Bertelson LLP
January 21, 2000 (except for
Note 17, as to which the date
is February 22, 2000)
Green Bay, Wisconsin

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
First Northern Capital Corp.

     We have audited the accompanying consolidated statements of financial condition of First Northern Capital Corp. (the "Company") and subsidiaries as of December 31, 1998, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain a reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and subsidiaries at December 31, 1998, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1998, in conformity with auditing standards generally accepted in the United States.
                                                    Ernst & Young LLP
January 22, 1999
Milwaukee, Wisconsin

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                    DECEMBER 31,
                                                                --------------------
                                                                  1999        1998
                                                                  ----        ----
                                                                   (IN THOUSANDS)
                           ASSETS
Cash........................................................    $  8,043    $  6,350
Interest-earning deposits...................................       4,329         861
                                                                --------    --------
  Cash and cash equivalents.................................      12,372       7,211
Securities available-for-sale, at fair value:
  Investment securities.....................................       8,444       9,205
  Mortgage-related securities...............................       5,554         996
Securities held-to-maturity:
  Investment securities (estimated fair value of $25,644 in
     1999 and $23,935 in 1998)..............................      26,215      23,741
  Mortgage-related securities (estimated fair value of
     $9,976 in 1999 and $11,594 in 1998)....................      10,048      11,522
Loans held-for-sale.........................................       1,085       3,075
Loans receivable............................................     736,880     631,739
Accrued interest receivable.................................       4,229       3,686
Foreclosed properties and repossessed assets................         382         106
Office properties and equipment.............................       7,463       7,573
Federal Home Loan Bank stock................................       9,250       5,250
Life insurance policies.....................................      13,548      12,514
Other assets................................................       4,153       3,095
                                                                --------    --------
          Total Assets......................................    $839,623    $719,713
                                                                ========    ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits..................................................    $566,908    $542,372
  Borrowings................................................     185,899      91,977
  Advance payments by borrowers for taxes and insurance.....       3,887       3,433
  Other liabilities.........................................       6,134       5,838
                                                                --------    --------
          Total liabilities.................................     762,828     643,620
                                                                --------    --------
Commitments and Contingencies (see Note 14)
Stockholders' equity:
  Cumulative preferred stock -- $1 par value:
     Authorized -- 10,000,000 shares, no shares outstanding
  Common stock -- $1 par value:
     Authorized -- 30,000,000 shares
     Issued -- 9,134,735 shares
     Outstanding -- 8,548,658 shares in 1999 and 8,764,945
      shares in 1998........................................       9,135       9,135
  Additional paid-in capital................................       8,780       9,126
  Retained earnings.........................................      64,468      60,582
  Accumulated other comprehensive income....................         479         960
  Treasury stock at cost -- 586,077 shares in 1999 and
     369,790 shares in 1998.................................      (6,067)     (3,710)
                                                                --------    --------
          Total stockholders' equity........................      76,795      76,093
                                                                --------    --------
          Total Liabilities and Stockholders' Equity........    $839,623    $719,713
                                                                ========    ========

          See accompanying notes to consolidated financial statements.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                    YEARS ENDED DECEMBER 31,
                                                                --------------------------------
                                                                  1999        1998        1997
                                                                  ----        ----        ----
                                                                (IN THOUSANDS, EXCEPT PER SHARE
                                                                            AMOUNTS)
Interest and dividend income:
  Loans.....................................................    $49,448     $46,783     $43,972
  Investment securities.....................................      2,336       2,138       1,844
  Interest-earning deposits.................................         82         147          45
  Mortgage-related securities...............................        904         622         735
                                                                -------     -------     -------
          Total interest and dividend income................     52,770      49,690      46,596
                                                                -------     -------     -------
Interest expense:
  Deposits..................................................     23,559      23,270      21,437
  Borrowings................................................      6,964       5,578       4,905
  Advance payments by borrowers for taxes and insurance.....        163         155         149
                                                                -------     -------     -------
          Total interest expense............................     30,686      29,003      26,491
                                                                -------     -------     -------
Net interest income.........................................     22,084      20,687      20,105
Provision for loan losses...................................        472         420         320
                                                                -------     -------     -------
Net interest income after provision for loan losses.........     21,612      20,267      19,785
                                                                -------     -------     -------
Other income:
  Fees on serviced loans....................................        179         167         313
  Loan fees and service charges.............................        236         268         251
  Deposit account service charges...........................      1,414       1,300       1,227
  Insurance commissions.....................................        329         292         324
  Gains on sales of loans...................................        380       1,042         359
  Gain on sales of securities...............................         --           9          --
  Other.....................................................      1,316       1,161         802
                                                                -------     -------     -------
          Total other income................................      3,854       4,239       3,276
                                                                -------     -------     -------
Operating expenses:
  Compensation, payroll taxes, and other employee
     benefits...............................................      7,882       7,804       7,266
  Federal insurance premiums................................        321         301         284
  Occupancy.................................................        981         862         875
  Data processing...........................................      1,616       1,476       1,403
  Furniture and equipment...................................        409         459         480
  Telephone and postage.....................................        431         438         471
  Marketing.................................................        475         409         370
  Other.....................................................      2,449       2,322       2,225
                                                                -------     -------     -------
          Total operating expenses..........................     14,564      14,071      13,374
                                                                -------     -------     -------
Income before provision for income taxes....................     10,902      10,435       9,687
Provision for income taxes..................................      3,525       3,606       3,651
                                                                -------     -------     -------
Net income..................................................    $ 7,377     $ 6,829     $ 6,036
                                                                =======     =======     =======
Earnings per share -- Basic.................................    $  0.85     $  0.77     $  0.68
                                                                =======     =======     =======
Earnings per share -- Diluted...............................    $  0.83     $  0.75     $  0.66
                                                                =======     =======     =======
Cash dividends paid per share...............................    $  0.40     $  0.36     $  0.32
                                                                =======     =======     =======

          See accompanying notes to consolidated financial statements.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                   YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997
                                        -------------------------------------------------------------------
                                                                          ACCUMULATED
                                                 ADDITIONAL                  OTHER
                                        COMMON    PAID-IN     RETAINED   COMPREHENSIVE   TREASURY
                                        STOCK     CAPITAL     EARNINGS      INCOME        STOCK      TOTAL
                                        ------   ----------   --------   -------------   --------    -----
                                                                  (IN THOUSANDS)
Balance, January 1, 1997.............   $9,136     $9,841     $53,735        $ 385       ($2,873)   $70,224
  Comprehensive income:
     Net income......................                           6,036                                 6,036
     Other comprehensive income......                                          229                      229
                                                                                                    -------
          Total comprehensive
            income...................                                                                 6,265
  Cash dividends ($0.32 per share)...                          (2,826)                               (2,826)
  Purchase of treasury stock.........                                                       (441)      (441)
  Exercise of stock options..........                (403)                                   998        595
                                        ------     ------     -------        -----       -------    -------
Balance, December 31, 1997...........   9,136       9,438      56,945          614        (2,316)    73,817
  Comprehensive income:
     Net income......................                           6,829                                 6,829
     Other comprehensive income......                                          346                      346
                                                                                                    -------
          Total comprehensive
            income...................                                                                 7,175
  Cash dividends ($0.36 per share)...                          (3,192)                               (3,192)
  Retirement of common stock.........      (1)        (17)                                              (18)
  Purchase of treasury stock.........                                                     (2,333)    (2,333)
  Exercise of stock options..........                (295)                                   939        644
                                        ------     ------     -------        -----       -------    -------
Balance, December 31, 1998...........   9,135       9,126      60,582          960        (3,710)    76,093
  Comprehensive income:
     Net income......................                           7,377                                 7,377
     Other comprehensive loss........                                         (481)                    (481)
                                                                                                    -------
          Total comprehensive
            income...................                                                                 6,896
  Cash dividends ($0.40 per share)...                          (3,491)                               (3,491)
  Purchase of treasury stock.........                                                     (2,935)    (2,935)
  Exercise of stock options..........                (346)                                   578        232
                                        ------     ------     -------        -----       -------    -------
Balance, December 31, 1999...........   $9,135     $8,780     $64,468        $ 479       ($6,067)   $76,795
                                        ======     ======     =======        =====       =======    =======

          See accompanying notes to consolidated financial statements.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    YEARS ENDED DECEMBER 31,
                                                                ---------------------------------
                                                                  1999         1998        1997
                                                                  ----         ----        ----
                                                                         (IN THOUSANDS)
Cash flows from operating activities:
  Net income................................................    $   7,377    $  6,829    $  6,036
                                                                ---------    --------    --------
  Adjustments to reconcile net income to cash provided by
     operating activities:
     Provision for losses on loans..........................          472         420         320
     Provision for depreciation and amortization............          886         859         873
     Gains on sales of loans................................         (380)     (1,042)       (359)
     Gain on sale of securities.............................           --          (9)         --
     Loans originated for sale..............................      (20,135)    (66,527)    (20,746)
     Proceeds from loan sales...............................       22,505      66,613      21,159
     Increase in interest receivable........................         (543)        (40)       (351)
     Increase in interest payable...........................          110         194         165
     Increase in other assets...............................       (1,171)     (1,277)     (7,314)
     Increase (decrease) in other liabilities...............         (131)        995         824
                                                                ---------    --------    --------
          Total adjustments.................................        1,613         186      (5,429)
                                                                ---------    --------    --------
Net cash provided by operating activities...................        8,990       7,015         607
                                                                ---------    --------    --------
Cash flows from investing activities:
  Proceeds from maturities of available-for-sale investment
     securities.............................................        2,800       1,500       2,000
  Proceeds from maturities of held-to-maturity investment
     securities.............................................       10,184      16,701       4,800
  Purchases of available-for-sale investment securities.....       (2,590)     (2,794)     (2,740)
  Purchases of held-to-maturity investment securities.......      (12,713)    (21,982)     (9,471)
  Principal payments on available-for-sale mortgage-related
     securities.............................................           88         933         901
  Principal payments on held-to-maturity mortgage-related
     securities.............................................        3,073       1,949         621
  Purchase of available-for-sale mortgage-related
     securities.............................................       (2,982)       (998)         --
  Purchase of held-to-maturity mortgage-related
     securities.............................................       (3,453)     (2,779)     (1,977)
  Proceeds from the sale of securities available-for-sale...           --       2,251          --
  Net increase in loans receivable..........................     (106,014)    (38,774)    (39,963)
  Purchases of office properties and equipment..............         (776)       (428)       (839)
  Purchase of Federal Home Loan Bank stock..................       (4,000)       (750)     (1,477)
  Redemption of Federal Home Loan Bank stock................           --         750          --
                                                                ---------    --------    --------
Net cash used in investing activities.......................     (116,383)    (44,421)    (48,145)
                                                                ---------    --------    --------

            See accompanying notes to consolidated financial statements.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

                                                                    YEARS ENDED DECEMBER 31,
                                                                --------------------------------
                                                                  1999        1998        1997
                                                                  ----        ----        ----
                                                                         (IN THOUSANDS)
Cash flows from financing activities:
  Net increase in deposits..................................    $ 24,426    $ 60,390    $ 23,300
  Net increase (decrease) in short-term borrowings..........      63,943     (20,050)      9,080
  Proceeds from long-term borrowings........................      80,270      35,750      63,825
  Repayment of long-term borrowings.........................     (50,291)    (27,000)    (46,900)
  Net increase (decrease) in advance payments by borrowers
     for taxes and insurance................................         454        (428)     (1,586)
  Cash dividends............................................      (3,491)     (3,192)     (2,826)
  Purchase of treasury stock................................      (2,935)     (2,333)       (441)
  Retirement of common stock................................          --         (18)         --
  Proceeds from exercise of stock options...................         178         534         487
                                                                --------    --------    --------
Net cash provided by financing activities...................     112,554      43,653      44,939
                                                                --------    --------    --------
Net increase (decrease) in cash and cash equivalents........       5,161       6,247      (2,599)
Cash and cash equivalents at beginning of year..............       7,211         964       3,563
                                                                --------    --------    --------
Cash and cash equivalents at end of year....................    $ 12,372    $  7,211    $    964
                                                                ========    ========    ========
Supplemental Information to the Statements of Cash Flows:
Cash paid during the year for:
  Interest on deposits......................................    $ 22,449    $ 22,911    $ 21,273
  Interest on borrowings....................................       6,601       5,515       4,799
  Income taxes..............................................       3,570       3,842       3,212
Loans transferred to foreclosed properties and repossessed
  assets....................................................         554         315         387

            See accompanying notes to consolidated financial statements.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of First Northern Capital Corp. and Subsidiaries (the "Company") conform to generally accepted accounting principles and general practices within the financial institution industry. Significant accounting and reporting policies are summarized below.

     Business -- The Company provides a full range of financial services to individual and corporate customers in Northeastern Wisconsin through First Northern Savings Bank (the "Savings Bank"). The Company is subject to competition from other traditional and nontraditional financial institutions and is also subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

     Principles of Consolidation -- The accompanying consolidated financial statements include the accounts of First Northern Capital Corp., its wholly owned subsidiary, First Northern Savings Bank, and the Savings Bank's wholly owned subsidiaries, First Northern Investment, Inc. and Great Northern Financial Services Corporation. All significant intercompany balances and transactions have been eliminated. Investment in the Savings Bank's 50% owned subsidiary Savings Financial Corporation, which is not material, is accounted for on the equity method.

     Use of Estimates in Preparation of Financial Statements -- The preparation of the accompanying consolidated financial statements of First Northern Capital Corp. and Subsidiaries in conformity with generally accepted accounting principles requires management to make estimates and assumptions that directly affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates.

     Cash and Cash Equivalents -- The Company considers its interest-earning deposits, which have a maturity of three months or less when purchased, to be cash equivalents.

     Investment and Mortgage-Related Securities -- Management determines the appropriate classification of securities at the time of purchase. Securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost. Securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are stated at fair value with the unrealized gains and losses, net of tax, reported as accumulated other comprehensive income (loss) within stockholders' equity until realized. Interest and dividends are included in interest income from securities as earned. Realized gains and losses and declines in value judged to be other than temporary are included in net gains and losses from sales of investment and mortgage-related securities. The cost of securities sold is based on the specific-identification method.

     Fair values of many securities are estimates based on financial methods or prices paid for similar securities. It is possible interest rates could change considerably resulting in a material change in the estimated fair value.

     Federal Home Loan Bank Stock -- The Company's investment in Federal Home Loan Bank (FHLB) stock is carried at cost which is its redeemable (fair) value since the market for this stock is restricted.

     Loans Held-for-Sale -- Loans held-for-sale consist of the current origination of certain fixed-rate mortgage loans and education loans which are recorded at the lower of aggregate cost or fair value. Fees received from the borrower and certain direct loan-origination costs are deferred and recorded as an adjustment of the sale price. A gain or loss is recognized at the time of the sale reflecting the present value of the difference between the contractual interest rate of the loans sold and the yield to the investor, adjusted for the initial value of mortgage servicing rights.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     Loans Receivable and Related Interest Income -- Interest on loans is accrued and credited to income as earned. Accrual of interest is generally discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal or when a loan becomes contractually past due by 90 days or more with respect to interest or principal. At that time, any accrued but uncollected interest is reversed and additional income is recorded only to the extent that payments are received and the collection of principal is reasonably assured. Loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time, and the ultimate collectibility of the total contractual principal and interest is reasonably assured. The balance of nonperforming loans was not material to the consolidated financial statements at December 31, 1999 and 1998.

     Loan Fees and Related Costs -- Certain loan-origination fees, commitment fees, and direct loan-origination costs are being deferred and net amounts amortized as an adjustment of the related loan's yield. The Savings Bank is amortizing these amounts into interest income, using the level-yield method, over the contractual life of the related loan. Other loan-origination and commitment fees not required to be recognized as a yield adjustment are included in loan fees.

     Allowances for Loan Losses -- Allowances for loan losses are provided based on past experience and prevailing market conditions. Management's evaluation of loss considers various factors including, but not limited to, general economic conditions, loan portfolio composition, and prior loss experience. This evaluation is inherently subjective since it requires material estimates that may be susceptible to significant change. Loans are charged against the allowance for loan losses when management believes the collectibility of the principal is unlikely. In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require additions to the allowance for loan losses based on their judgments of collectibility.

     The Company considers loans secured by one- to four-unit residential properties and all consumer loans to be large groups of smaller-balance homogenous loans. These loans are collectively evaluated in the analysis of the adequacy of the allowance for loan losses.

     The Company's commercial and five or more family residential portfolio is subject to a loan-by-loan analysis of the adequacy of the allowance for loan losses and impairment. These loans are considered impaired when, based on current information, it is probable the Company will not collect all amounts due in accordance with the contractual terms of the loan agreement. The value of impaired loans is based on discounted cash flows of expected future payments using the loan's internal effective interest rate or the fair value of the collateral if the loan is collateral dependent. The Company would establish an allowance where the carrying amount of the impaired loan is greater than the value. The Company did not have any impaired loans during 1999, 1998, or 1997.

     In management's judgment, the allowance for loan losses is adequate to cover probable losses relating to specifically identified loans, as well as probable losses inherent in the balance of the loan portfolio.

     Mortgage Servicing Rights -- The Company recognizes mortgage servicing rights on loans that are originated and subsequently sold or securitized and servicing is retained. A portion of the cost of the loans is required to be allocated to the servicing rights based on the relative fair values of the loans and the servicing rights. The Company amortizes these mortgage servicing rights over the period of estimated net servicing revenue. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate.

     Office Properties and Equipment -- Office properties and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred. Gains or losses on disposition of office properties and equipment are reflected in income or expense, respectively. Depreciation is computed on the straight-line method and is based on the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the lesser of the term of the respective lease or estimated

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) economic life of the improvements. Estimated useful lives include periods up to 40 years for properties and up to 12 years for furniture and equipment.

     Life Insurance Policies -- Investments in life insurance policies owned by the Company are carried at the amount that could be realized under the insurance contract.

     Income Taxes -- The Company files one consolidated federal income tax return. Federal income tax expense (credit) is allocated to each subsidiary based on an intercompany tax sharing agreement. The subsidiaries file separate state franchise tax returns as applicable.

     Deferred income taxes have been provided under the liability method. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the current enacted tax rates which will be in effect when these differences are expected to reverse. Deferred tax expense (benefit) is the result of changes in the deferred tax asset and liability.

     Advertising Costs -- Advertising costs are expensed as incurred.

     Comprehensive Income -- Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available-for-sale, net of tax, which are recognized as a separate component of equity, accumulated other comprehensive income.

     Reclassifications -- Certain reclassifications have been made to the 1998 and 1997 consolidated financial statements to conform to the 1999 classifications.

     Future Accounting Change -- In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. This statement requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. This statement is effective for fiscal years beginning after June 15, 2000, as amended by SFAS No. 137. The effect of adoption of this statement on the consolidated financial statements of the Company is dependent on the amount and nature of derivatives in place at the time of adoption. Management does not anticipate the adoption of this statement will have a material effect on the financial position or operating results of the Company.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 2. SECURITIES AVAILABLE-FOR-SALE

     The amortized cost and estimated fair value of securities available-for-sale are as follows:

                                                                        GROSS         GROSS
                                                         AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                           COST         GAINS         LOSSES      FAIR VALUE
                                                         ---------    ----------    ----------    ----------
                                                                           (IN THOUSANDS)
DECEMBER 31, 1999
Investment securities:
  U.S. government and agency securities..............     $ 6,737       $    6         $ 86        $ 6,657
  Asset management funds.............................         563                        17            546
  FHLMC stock........................................          33        1,097                       1,130
  Equity securities..................................         111                                      111
                                                          -------       ------         ----        -------
     Total investment securities.....................       7,444        1,103          103          8,444
                                                          -------       ------         ----        -------
Mortgage-related securities:
  Federal Home Loan Mortgage Corporation.............       1,938                        92          1,846
  Federal National Mortgage Association..............       1,862                                    1,862
  Government National Mortgage Association...........       1,955                       109          1,846
                                                          -------       ------         ----        -------
     Total mortgage-related securities...............       5,755           --          201          5,554
                                                          -------       ------         ----        -------
     Total...........................................     $13,199       $1,103         $304        $13,998
                                                          =======       ======         ====        =======
DECEMBER 31, 1998
Investment securities:
  U.S. government and agency securities..............     $ 7,041       $   88         $  4        $ 7,125
  Asset management funds.............................         535                         1            534
  FHLMC stock........................................          33        1,513                       1,546
                                                          -------       ------         ----        -------
     Total investment securities.....................       7,609        1,601            5          9,205
                                                          -------       ------         ----        -------
Mortgage-related securities -- Federal Home Loan
  Mortgage Corporation...............................         998                         2            996
                                                          -------       ------         ----        -------
     Total...........................................     $ 8,607       $1,601         $  7        $10,201
                                                          =======       ======         ====        =======

     Sales of securities available-for-sale resulted in total proceeds of $2,251,000 and gross realized gains of $9,000 in 1998. There were no sales of securities available-for-sale in 1999 or 1997.

     At December 31, 1999, U.S. government and agency securities available-for-sale have the following maturities:

                                                                AMORTIZED    ESTIMATED
                                                                  COST       FAIR VALUE
                                                                ---------    ----------
                                                                    (IN THOUSANDS)
Due in one year or less.....................................     $2,748        $2,754
Due after one year through five years.......................      3,989         3,903
                                                                 ------        ------
  Total U.S. government and agency securities...............     $6,737        $6,657
                                                                 ======        ======

     Expected maturities for mortgage-related securities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

     The amortized cost and estimated fair value of investment securities available-for-sale pledged to secure public deposits, short-term borrowings, and for other purposes required by law were $6,383,000 and $6,110,000, respectively, as of December 31, 1999.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 3. SECURITIES HELD-TO-MATURITY

     The amortized cost and estimated fair value of securities held-to-maturity are as follows:

                                                                        GROSS         GROSS
                                                         AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                           COST         GAINS         LOSSES      FAIR VALUE
                                                         ---------    ----------    ----------    ----------
                                                                           (IN THOUSANDS)
DECEMBER 31, 1999
Investment securities:
  U.S. government and agency securities..............     $25,216                      $571        $24,645
  Corporate bond.....................................         999                                      999
                                                          -------        ---           ----        -------
     Total investment securities.....................      26,215         --            571         25,644
                                                          -------        ---           ----        -------
Mortgage-related securities:
  Federal Home Loan Mortgage Corporation.............       6,192         15             60          6,147
  Federal National Mortgage Association..............       3,856          1             28          3,829
                                                          -------        ---           ----        -------
     Total mortgage-related securities...............      10,048         16             88          9,976
                                                          -------        ---           ----        -------
     Total...........................................     $36,263        $16           $659        $35,620
                                                          =======        ===           ====        =======

                                                                        GROSS         GROSS
                                                         AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                           COST         GAINS         LOSSES      FAIR VALUE
                                                         ---------    ----------    ----------    ----------
                                                                           (IN THOUSANDS)
DECEMBER 31, 1998
Investment securities -- U.S. government and agency
  securities.........................................     $23,741        $205          $11         $23,935
                                                          -------        ----          ---         -------
Mortgage-related securities:
  Federal Home Loan Mortgage Corporation.............       7,347          61                        7,408
  Federal National Mortgage Association..............       4,175          19            8           4,186
                                                          -------        ----          ---         -------
     Total mortgage-related securities...............      11,522          80            8          11,594
                                                          -------        ----          ---         -------
     Total...........................................     $35,263        $285          $19         $35,529
                                                          =======        ====          ===         =======

     There were no sales of securities held-to-maturity in 1999, 1998, or 1997.

     At December 31, 1999, investment securities held-to-maturity have the following maturities:

                                                                AMORTIZED    ESTIMATED
                                                                  COST       FAIR VALUE
                                                                ---------    ----------
                                                                    (IN THOUSANDS)
Due in one year or less.....................................     $ 4,700      $ 4,689
Due after one year through five years.......................      18,899       18,510
Due after five years through ten years......................       2,616        2,445
                                                                 -------      -------
  Total investment securities held-to-maturity..............     $26,215      $25,644
                                                                 =======      =======

     Expected maturities for mortgage-related securities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

     The amortized cost and estimated fair value of investment securities held-to-maturity pledged to secure public deposits, short-term borrowings, and for other purposes required by law were $5,389,000 and $5,258,000, respectively, as of December 31, 1999.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 4. LOANS RECEIVABLE

     The composition of loans at December 31 follows:

                                                                  1999        1998
                                                                  ----        ----
                                                                   (IN THOUSANDS)
First mortgage loans:
  One- to four-family residential...........................    $465,737    $416,974
  Five or more family residential...........................      35,815      32,013
  Commercial real estate....................................      17,699       7,546
  Construction..............................................      36,668      29,937
  Other.....................................................       3,769       3,129
                                                                --------    --------
     Total first mortgage loans.............................     559,688     489,599
                                                                --------    --------
Consumer loans:
  Consumer..................................................      20,153      18,416
  Second mortgage...........................................      78,223      66,426
  Automobile................................................      96,356      73,502
                                                                --------    --------
     Total consumer loans...................................     194,732     158,344
                                                                --------    --------
Commercial loans............................................       4,771
                                                                ========    ========
Gross loans.................................................     759,191     647,943
                                                                --------    --------
Less:
  Undisbursed loan proceeds.................................      17,852      11,750
  Allowance for loan losses.................................       3,910       3,531
  Unearned loan fees........................................         549         923
                                                                --------    --------
Deductions..................................................      22,311      16,204
                                                                --------    --------
Total loans receivable......................................    $736,880    $631,739
                                                                ========    ========

     The majority of the Company's lending activity is with borrowers within its primary market area of Northeastern Wisconsin.

     Loans serviced for investors were $151,374,000, $150,161,000, and $126,980,000 at December 31, 1999, 1998, and 1997, respectively. These loans are not reflected in the consolidated financial statements. A mortgage servicing rights asset is generated on loans originated and subsequently sold. The balance of mortgage servicing rights is included with other assets on the consolidated statements of financial condition and is immaterial to the consolidated statements of financial condition as of December 31, 1999 and 1998. There was no impairment of mortgage servicing rights and the carrying value of mortgage servicing rights approximates the fair market value at December 31, 1999 and 1998.

     A summary of the activity in the allowance for loan losses is as follows:

                                                                 1999      1998      1997
                                                                 ----      ----      ----
                                                                      (IN THOUSANDS)
Balance at beginning of year................................    $3,531    $3,177    $2,937
Provisions..................................................       472       420       320
Loans charged off...........................................      (122)      (99)     (101)
Recoveries on loans.........................................        29        33        21
                                                                ------    ------    ------
Balance at end of year......................................    $3,910    $3,531    $3,177
                                                                ======    ======    ======

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 5. OFFICE PROPERTIES AND EQUIPMENT

     Office properties and equipment at December 31 consist of the following:

                                                                 1999      1998
                                                                 ----      ----
                                                                 (IN THOUSANDS)
Land........................................................    $2,045    $2,045
Buildings and improvements..................................     7,067     7,052
Furniture and equipment.....................................     2,767     2,891
Leasehold improvements......................................        31        74
                                                                ------    ------
Cost........................................................    11,910    12,062
Less -- Accumulated depreciation and amortization...........     4,447     4,489
                                                                ------    ------
Net depreciated value.......................................    $7,463    $7,573
                                                                ======    ======

NOTE 6. DEPOSITS

     Deposits are summarized at December 31 as follows:

                                                                  1999        1998
                                                                  ----        ----
                                                                   (IN THOUSANDS)
Passbook....................................................    $ 68,832    $ 65,887
Negotiable order of withdrawal accounts:
  Non-interest-bearing......................................      29,530      25,747
  Interest-bearing..........................................      40,649      43,526
Variable rate insured money market accounts.................      67,317      64,938
Certificate accounts:
  4.00% to 4.99%............................................      36,930      42,348
  5.00% to 5.99%............................................     282,742     206,600
  6.00% to 7.99%............................................      38,085      90,613
                                                                --------    --------
  Subtotal certificate accounts.............................     357,757     339,561
                                                                --------    --------
Subtotal deposits...........................................     564,085     539,659
Accrued interest............................................       2,823       2,713
                                                                --------    --------
Total deposits..............................................    $566,908    $542,372
                                                                ========    ========
Weighted average interest rate..............................        4.33%       4.35%
                                                                ========    ========

     Aggregate annual maturities of certificate accounts at December 31, 1999, are as follows:

                                                                (IN THOUSANDS)
                                                                --------------
2000........................................................       $247,348
2001........................................................         78,691
2002........................................................         23,585
2003........................................................          3,165
2004........................................................          4,968
                                                                   --------
Total.......................................................       $357,757
                                                                   ========

     Deposit accounts with balances greater than $100,000 were $75,157,000 and $68,685,000 at December 31, 1999 and 1998, respectively.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 7. BORROWINGS

     Borrowings at December 31 consist of the following:

                                                                   1999                   1998
                                                           --------------------    -------------------
                                                                       WEIGHTED               WEIGHTED
                                                                       AVERAGE                AVERAGE
                                                           BALANCE       RATE      BALANCE      RATE
                                                           -------     --------    -------    --------
                                                                     (DOLLARS IN THOUSANDS)
Federal Home Loan Bank advances maturing in:
1999...................................................                            $15,200     5.88%
2000...................................................    $ 48,555     5.94%       20,375     5.69%
2001...................................................      15,965     5.82%       10,900     5.88%
2002...................................................      11,934     5.82%       18,000     5.43%
2003...................................................      11,325     5.75%       11,325     5.75%
2004...................................................      20,000     5.81%
2008...................................................       1,025     5.90%        8,025     4.99%
2009...................................................       5,000     5.15%
Open line of credit....................................      68,595     4.74%        7,675     5.13%
                                                           --------      ----      -------      ----
Total FHLB advances....................................     182,399     5.42%       91,500     5.59%
Federal Reserve Bank line of credit....................       3,500     4.54%          477     4.12%
                                                           --------      ----      -------      ----
Totals.................................................    $185,899     5.41%      $91,977     5.58%
                                                           ========      ====      =======      ====

     The Company is required to maintain as collateral unencumbered one- to four-family mortgage loans such that the outstanding balance of FHLB advances does not exceed 60% of the book value of this collateral. The FHLB advances are also collateralized by the FHLB stock owned by the Company. The variable rate term FHLB advances at December 31, 1999, which are included above, total $30,000,000 and are at interest rates tied to the one-month LIBOR index.

     The Company is a Treasury Tax & Loan (TT&L) depository for the Federal Reserve Bank (FRB), and as such, it accepts TT&L deposits. The Company is allowed to borrow these deposits from the FRB until they are called. The interest rate is the federal funds rate less 25 basis points. U.S. Treasury Securities with a face value greater than or equal to the amount borrowed are pledged as a condition of borrowing TT&L deposits.

     At December 31, 1999, the Company had an irrevocable letter of credit outstanding with the FHLB for $725,000. This letter of credit is pledged against a municipal deposit with the Company. No amounts have been drawn against the letter of credit by the Company.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 8. INCOME TAXES

     The provision for income taxes consists of the following:

                                                                 1999      1998      1997
                                                                 ----      ----      ----
                                                                      (IN THOUSANDS)
Current tax expense:
  Federal...................................................    $3,540    $3,333    $2,802
  State.....................................................       120       432       577
                                                                ------    ------    ------
     Total current..........................................     3,660     3,765     3,379
                                                                ------    ------    ------
Deferred tax expense (credit):
  Federal...................................................      (108)     (127)      209
  State.....................................................       (27)      (32)       63
                                                                ------    ------    ------
     Total deferred.........................................      (135)     (159)      272
                                                                ------    ------    ------
Total provision for income taxes............................    $3,525    $3,606    $3,651
                                                                ======    ======    ======

     A summary of the source of differences between income taxes at the federal statutory rate and the provision for income taxes for the years ended December 31 follows:

                                                             1999                  1998                 1997
                                                      ------------------    ------------------    -----------------
                                                      AMOUNT     PERCENT    AMOUNT     PERCENT    AMOUNT    PERCENT
                                                      ------     -------    ------     -------    ------    -------
                                                                         (DOLLARS IN THOUSANDS)
Income before provision for income taxes..........    $10,902      100      $10,435      100      $9,687      100
                                                      =======      ===      =======      ===      ======      ===
Tax expense at federal statutory rate.............    $ 3,707       34      $ 3,552       34      $3,294       34
Increase (decrease) in taxes resulting from:
  State income taxes -- Net of federal tax
    benefit.......................................         57        1          264        3        422         4
  Cash surrender value of life insurance in excess
    of premiums...................................       (227)      (2)        (225)      (2)       (61)       (1)
  Other...........................................        (12)      --           15       --         (4)       --
                                                      -------      ---      -------      ---      ------      ---
Provision for income taxes........................    $ 3,525       33      $ 3,606       35      $3,651       37
                                                      =======      ===      =======      ===      ======      ===

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 8. INCOME TAXES -- (CONTINUED)
     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The major components of net deferred tax assets at December 31 are as follows:

                                                                 1999      1998
                                                                 ----      ----
                                                                 (IN THOUSANDS)
Deferred tax assets:
  Deferred compensation.....................................    $1,041    $1,010
  Allowance for loan losses.................................     1,066       830
  Excess servicing gains....................................        31        41
  Other.....................................................        14         4
                                                                ------    ------
     Total deferred tax assets..............................     2,152     1,885
                                                                ------    ------
Deferred tax liabilities:
  Deferred loan fees........................................       576       429
  Mortgage servicing rights.................................       239       262
  FHLB stock dividends......................................       159       164
  Depreciation and amortization.............................       163       174
  Unrealized securities gains...............................       320       634
  Other.....................................................        59        35
                                                                ------    ------
     Total deferred tax liabilities.........................     1,516     1,698
                                                                ------    ------
Net deferred tax asset......................................    $  636    $  187
                                                                ======    ======

NOTE 9. EMPLOYEE BENEFIT PLANS

     The Company has a participatory defined contribution 401(k) plan. The plan covers all employees with at least one year of service and who have attained age
21. The Company annually contributes 3% of an employee's gross earnings and may fund an additional discretionary dollar amount to the plan. The Company also matches 50% of the first 4% of the amount of each employee's contribution. In addition, each employee may contribute amounts in excess of 4%, up to the lesser of 15% of compensation or federal tax limits, with no Company participation. Total expense relating to this plan for 1999, 1998, and 1997 was $459,000, $442,000, and $379,000, respectively.

     The Company has an unfunded deferred retirement plan for directors. All members of the Company's Board of Directors are eligible under the plan. Directors of predecessor institutions who are members of an advisory board are eligible at the discretion of the Company. Currently, there are four advisory board members in the plan. The Company also has supplemental retirement plans for several of its executives. Total expense relating to these plans for 1999, 1998, and 1997 was $360,000, $809,000, and $513,000, respectively. The Company does not, as a policy, offer postretirement benefits other than the plans discussed above.

     The Company has stock option plans which provide for the grant of incentive stock options, nonqualified stock options, stock appreciation rights (SARs), or restricted stock. The plans provide that incentive stock option prices will not be less than the fair market value of the stock at the grant date and nonqualified stock option prices shall not be less than 90% of the fair value of the stock at the grant date. Options granted are eligible to be exercised equally over a three-year period. All options expire no later than ten years from the grant date.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 9. EMPLOYEE BENEFIT PLANS -- (CONTINUED)
     The fair value of each option granted is estimated on the grant date using the Black-Scholes methodology. The following assumptions were made in estimating fair value for options granted for the years ended December 31:

                                                                1999           1998           1997
                                                                ----           ----           ----
Dividend yield..............................................    3.00%          3.00%          4.50%
Risk-free interest rate.....................................    6.86%          5.41%          5.75%
Weighted average expected life (years)......................     7.0            7.0            7.0
Expected volatility.........................................    23.9%          22.2%          20.2%

     The weighted average fair value of options granted as of their grant date, using the assumptions shown above, was computed at $3.49, $3.11, and $1.45 per share for options granted in 1999, 1998, and 1997, respectively.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee and directors' stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee and directors' stock options.

     No compensation cost has been recognized for the plan. Had compensation cost been determined on the basis of fair value, net income and earnings per share would have been reduced as follows:

                                                             1999             1998             1997
                                                             ----             ----             ----
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net income:
  As reported...........................................    $7,377           $6,829           $6,036
                                                            ======           ======           ======
  Pro forma.............................................    $7,139           $6,665           $5,953
                                                            ======           ======           ======
Earnings per share:
  As reported:
     Basic..............................................    $ 0.85           $ 0.77           $ 0.68
     Diluted............................................      0.83             0.75             0.66
  Pro forma:
     Basic..............................................      0.82             0.75             0.67
     Diluted............................................      0.80             0.73             0.65

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 9. EMPLOYEE BENEFIT PLANS -- (CONTINUED)
     A summary of stock option transactions for each of the three years in the period ended December 31, 1999, is as follows:

                                                      NUMBER OF      OPTION PRICE      WEIGHTED AVERAGE
                                                       SHARES         PER SHARE         EXERCISE PRICE
                                                      ---------      ------------      ----------------
Balance at January 1, 1997........................     607,620     $   1.77 - $8.38         $ 5.19
  Granted.........................................     113,000     $   1.77 - $7.88           8.36
  Exercised.......................................    (121,618)    $   1.77 - $7.88           4.09
                                                      --------                              ------
Balance at December 31, 1997......................     599,002     $   1.77 - $8.38           6.02
  Granted.........................................      95,600     $ 12.75 - $13.25          13.14
  Exercised.......................................    (100,138)    $   1.77 - $8.38           5.34
                                                      --------                              ------
Balance at December 31, 1998......................     594,464     $  1.77 - $13.25           7.27
  Granted.........................................     106,000     $11.875 - $12.50          12.39
  Exercised.......................................     (50,314)    $   1.77 - $8.25           3.53
  Expired.........................................      (3,600)    $          12.75          12.75
                                                      --------                              ------
Balance at December 31, 1999......................     646,550     $  1.77 - $13.25         $ 8.38
                                                      ========                              ======

     The following is a summary of the options outstanding at December 31, 1999:

                                                         OPTIONS OUTSTANDING            OPTIONS EXERCISABLE
                                                 -----------------------------------    -------------------
                                                              WEIGHTED
                                                              AVERAGE       WEIGHTED               WEIGHTED
                                                             REMAINING      AVERAGE                AVERAGE
                                                            CONTRACTUAL     EXERCISE               EXERCISE
            EXERCISE PRICE RANGE                 NUMBER     LIFE - YEARS     PRICE      NUMBER      PRICE
            --------------------                 ------     ------------    --------    ------     --------
$1.77 -- $2.94...............................     43,150        2.3          $ 2.82      43,150     $ 2.82
$3.06 -- $4.78...............................     79,600        2.3            4.08      79,600       4.08
$6.38 -- $8.38...............................    325,800        6.3            7.51     294,333       7.42
$11.875 -- $13.25............................    198,000        9.5           12.75      30,667      13.15
                                                 -------        ---          ------     -------     ------
  Total......................................    646,550        6.5          $ 8.38     447,750     $ 6.77
                                                 =======        ===          ======     =======     ======

NOTE 10. STOCKHOLDERS' EQUITY

     The Board of Directors of the Company is authorized to issue cumulative preferred stock in series and to establish the relative rights and preferences of each series with respect to rates, redemption rights and prices, conversion terms, voluntary liquidation rights, and voting powers. Cumulative preferred stock will rank prior to common stock as to dividend rights and liquidation preferences. Under Wisconsin state law, preferred stockholders are entitled to vote as a separate class or series in certain circumstances, including any amendment which would adversely change the specific terms of such series of stock or which would create or enlarge any class or series ranking prior thereto in rights and preferences (excluding substituting the surviving entity in a merger or consolidation of the Company).

     The Savings Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Savings Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Savings Bank must meet specific capital guidelines that involve quantitative measures of the Savings Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Savings Bank's capital

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 10. STOCKHOLDERS' EQUITY -- (CONTINUED) amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by federal and state regulation to ensure capital adequacy require the Savings Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 1999, that the Savings Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 1999, the most recent notification from the Office of Thrift Supervision (OTS) categorized the Savings Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Savings Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Savings Bank's category.

     The Savings Bank's actual and regulatory capital amounts (in thousands) and ratios are as follows:

                                                                                                TO BE WELL
                                                                                             CAPITALIZED UNDER
                                                                         FOR CAPITAL         PROMPT CORRECTIVE
                                                       ACTUAL         ADEQUACY PURPOSES      ACTION PROVISIONS
                                                   ---------------    ------------------    -------------------
                                                   AMOUNT    RATIO     AMOUNT     RATIO      AMOUNT      RATIO
                                                   ------    -----     ------     -----      ------      -----
                                                                      (DOLLARS IN THOUSANDS)
DECEMBER 31, 1999:
Risk-based capital (to risk-weighted assets).....  $76,326   14.0%    >=$43,770   >=8.0%    >=$54,713   >=10.0%
Tier I (core) capital (to risk-weighted
  assets)........................................  $72,416   13.2%    >=$21,885   >=4.0%    >=$32,828   >= 6.0%
Tier I (core) capital (to adjusted assets).......  $72,416    8.6%    >=$33,546   >=4.0%    >=$41,783   >= 5.0%
Tangible equity (to tangible assets).............  $72,416    8.6%    >=$33,546   >=4.0%    >=$41,783   >= 5.0%
State of Wisconsin capital (to total assets).....  $77,197    9.2%    >=$50,377   >=6.0%          N/A       N/A

DECEMBER 31, 1998:
Risk-based capital (to risk-weighted assets).....  $72,055   15.7%    >=$36,620   >=8.0%    >=$45,775   >=10.0%
Tier I (core) capital (to risk-weighted
  assets)........................................  $68,524   15.0%    >=$18,310   >=4.0%    >=$27,465   >= 6.0%
Tier I (core) capital (to adjusted assets).......  $68,524    9.6%    >=$28,697   >=4.0%    >=$35,872   >= 5.0%
Tangible equity (to tangible assets).............  $68,524    9.6%    >=$28,697   >=4.0%    >=$35,872   >= 5.0%
State of Wisconsin capital (to total assets).....  $73,414   10.2%    >=$43,181   >=6.0%          N/A       N/A

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 10. STOCKHOLDERS' EQUITY -- (CONTINUED)
     Following are reconciliations of the Savings Bank's stockholder's equity under generally accepted accounting principles to capital as determined by regulations:

                                                                 RISK-     TIER I     STATE OF
                                                                 BASED     (CORE)     WISCONSIN
                                                                CAPITAL    CAPITAL     CAPITAL
                                                                -------    -------    ---------
                                                                        (IN THOUSANDS)
As of December 31, 1999:
  Regulatory capital........................................    $76,326    $72,416     $77,197
  Unrealized gains on available-for-sale securities.........        479        479
  Investments in and advances to nonincludable
     subsidiaries...........................................        392        392
  Allowance for loan losses.................................     (3,910)                (3,910)
                                                                -------    -------     -------
Stockholder's equity (First Northern Savings Bank only).....    $73,287    $73,287     $73,287
                                                                =======    =======     =======
Stockholders' equity (First Northern Capital Corp.).........    $76,795    $76,795     $76,795
                                                                =======    =======     =======
As of December 31, 1998:
  Regulatory capital........................................    $72,055    $68,524     $73,414
  Unrealized gains on available-for-sale securities.........        960        960
  Investments in and advances to nonincludable
     subsidiaries...........................................        399        399
  Allowance for loan losses.................................     (3,531)                (3,531)
                                                                -------    -------     -------
Stockholder's equity (First Northern Savings Bank only).....    $69,883    $69,883     $69,883
                                                                =======    =======     =======
Stockholders' equity (First Northern Capital Corp.).........    $76,093    $76,093     $76,093
                                                                =======    =======     =======

     The capital distribution regulations allow a well-capitalized bank to make capital distributions during a calendar year up to 100% of its net income to date plus the amount that would reduce by one half its surplus capital ratio at the beginning of the calendar year. Any distributions in excess of that amount requires prior OTS notice, with the opportunity for OTS to object to the distribution.

     Unlike the Savings Bank, the Company is not subject to these regulatory capital requirements or restrictions on the payment of dividends to it stockholders. However, the source of its future dividends may depend upon dividends from the Savings Bank.

     On October 18, 1996, the Company began a second stock repurchase program for its common stock to be used for the exercise of stock options. The program concluded on October 20, 1997, with a total of 60,800 shares being purchased at an average price of $8.62 per share. A third stock repurchase program began March 20, 1998, for up to 446,101 shares. The program concluded on December 31, 1999, with a total of 446,101 shares being repurchased at an average price of $11.81 per share.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 11. ACCUMULATED OTHER COMPREHENSIVE INCOME

     Comprehensive income is shown in the consolidated statements of stockholders' equity. The Company's accumulated other comprehensive income is comprised of the unrealized gain or loss on securities available-for-sale. The following shows the activity in accumulated other comprehensive income:

                                                                1999    1998    1997
                                                                ----    ----    ----
                                                                   (IN THOUSANDS)
Accumulated other comprehensive income at beginning of
  year......................................................    $960    $614    $385
                                                                ----    ----    ----
Activity:
  Unrealized gain (loss) on securities available-for-sale...    (795)    577     382
  Tax impact................................................     314    (231)   (153)
                                                                ----    ----    ----
Net change in unrealized gain (loss) on securities
  available-for-sale........................................    (481)    346     229
                                                                ----    ----    ----
Accumulated other comprehensive income at end of year.......    $479    $960    $614
                                                                ====    ====    ====

NOTE 12. EARNINGS PER SHARE

     The following shows the computation of the basic and diluted earnings per share for the years ended December 31:

                                                                              WEIGHTED
                                                                               AVERAGE
                                                                              NUMBER OF    EARNINGS
                                                                NET INCOME     SHARES      PER SHARE
                                                                ----------    ---------    ---------
                                                                       (DOLLARS IN THOUSANDS,
                                                                     EXCEPT PER SHARE AMOUNTS)
1999
Earnings per share -- Basic.................................      $7,377      8,704,183      $0.85
                                                                                             =====
Effect of stock options -- Net..............................                    176,782
                                                                              ---------
Earnings per share -- Diluted...............................      $7,377      8,880,965      $0.83
                                                                  ======      =========      =====
1998
Earnings per share -- Basic.................................      $6,829      8,851,486      $0.77
                                                                                             =====
Effect of stock options -- Net..............................                    241,167
                                                                              ---------
Earnings per share -- Diluted...............................      $6,829      9,092,653      $0.75
                                                                  ======      =========      =====
1997
Earnings per share -- Basic.................................      $6,036      8,834,937      $0.68
                                                                                             =====
Effect of stock options -- Net..............................                    245,300
                                                                              ---------
Earnings per share -- Diluted...............................      $6,036      9,080,237      $0.66
                                                                  ======      =========      =====

NOTE 13. SEGMENT INFORMATION

     First Northern Capital Corp., through a branch network of its subsidiary, First Northern Savings Bank, provides a full range of consumer and commercial financial institution services to individuals and businesses in Northeastern Wisconsin. These services include demand, time, and savings deposits; safe deposit services; credit cards; notary services; night depository; money orders, traveler's checks, and cashier's checks; savings bonds; secured and unsecured consumer, commercial, and real estate loans; ATM processing; cash management; and financial planning.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 13. SEGMENT INFORMATION -- (CONTINUED)
     While the Company's chief decision-makers monitor the revenue streams of various Company products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company's financial institution operations are considered by management to be aggregated in one reportable operating segment.

NOTE 14. COMMITMENTS

     The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit and forward commitments to sell mortgage loans. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statements of financial condition. The contract amounts reflect the extent of involvement the Company has in the particular class of financial instrument. The Company's maximum exposure to credit loss for commitments to extend credit is represented by the contract amount of those instruments. For forward commitments to sell loans, the contract amounts do not represent exposure to credit loss.

     Off-balance-sheet financial instruments whose contract amounts represent credit and/or interest rate risk at December 31 are as follows:

                                                                 1999       1998
                                                                 ----       ----
                                                                  (IN THOUSANDS)
Commitments to extend credit:
  Fixed rate (8.25% to 8.50% in 1999 and 6.375% to 7.50% in
     1998)..................................................    $   178    $ 4,656
  Adjustable rate (6.50% to 7.75% in 1999 and 5.75% to 8.00%
     in 1998)...............................................      2,554      3,618
Commitments to sell mortgage loans..........................         --      4,103
Unused overdraft protection lines of credit for checking
  accounts..................................................      1,462      1,522
Unused home equity lines of credit..........................     19,327     15,819
Unused commercial real estate line of credit................      3,195        102
Unused commercial letters of credit.........................        513        841
Unused credit card lines of credit..........................      6,606      4,577

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and generally require payment of a fee. As some commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates the creditworthiness of each customer on a case-by-case basis. The Company generally extends credit only on a secured basis. Collateral obtained varies, but consists primarily of one- to four-family residences.

     Commitments to extend credit on a fixed-rate basis expose the Company to a certain amount of interest rate risk if market rates of interest substantially increase during the commitment period.

     Forward commitments to sell mortgage loans represent commitments obtained by the Company from a secondary market agency to purchase mortgages from the Company and place them in a mortgage-related security pool with a defined yield. Commitments to sell loans expose the Company to interest rate risk if market rates of interest decrease during the commitment period. Commitments to sell loans are made to mitigate interest rate risk on the existing loan portfolio and on commitments to extend credit.

     Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 14. COMMITMENTS -- (CONTINUED)
involved in extending loans to customers. The commitments are structured to allow for 100% collateralization on all standby letters of credit.

     The Company has no investments in nor is a party to transactions involving derivative investments, except mortgage-related securities which represent minimal risk to the Company.

NOTE 15. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value estimates, methods, and assumptions for the Company's financial instruments are summarized below.

     Cash and Cash Equivalents -- The carrying values approximate the fair values for these assets.

     Investment and Mortgage-Related Securities -- Fair values are based on quoted market prices where available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

     Loans Receivable and Loans Held-for-Sale -- For certain homogeneous categories of loans, such as fixed-rate residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings.

     Accrued Interest Receivable and Payable -- The carrying amounts reported in the consolidated statements of financial condition approximate their fair values.

     Federal Home Loan Bank Stock -- Fair value for the Federal Home Loan Bank stock is based on its redeemable (carrying) value, as a market for this stock is restricted.

     Deposits -- The fair value of deposits with no stated maturity, such as passbooks, negotiable order of withdrawal accounts, and variable rate insured money market accounts, is the amount payable on demand on the reporting date. The fair value of fixed-rate, fixed-maturity, certificate accounts is estimated using discounted cash flows with discount rates at interest rates currently offered for deposits of similar remaining maturities.

     Borrowings -- Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt. The fair value of borrowed funds due on demand is the amount payable at the reporting date. The fair value of borrowed funds with fixed terms is estimated using discounted cash flows with discount rates at interest rates currently offered by lenders for similar remaining maturities.

     Off-Balance-Sheet Instruments -- The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the current interest rates, and the present creditworthiness of the counterparties. Since this amount is immaterial, no amounts for fair value are presented.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 15. FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED)

     The carrying value and estimated fair value of financial instruments at December 31 were as follows:

                                                                 1999                      1998
                                                        ----------------------    ----------------------
                                                        CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                                         AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                                        --------    ----------    --------    ----------
                                                                         (IN THOUSANDS)
Financial assets:
  Cash and cash equivalents.........................    $ 12,372     $ 12,372     $  7,211     $  7,211
  Securities........................................      50,261       49,618       45,464       45,730
  Federal Home Loan Bank stock......................       9,250        9,250        5,250        5,250
     Total loans -- Net.............................     737,965      700,493      634,814      636,243
  Accrued interest receivable.......................       4,229        4,229        3,686        3,686
                                                        --------     --------     --------     --------
     Total financial assets.........................    $814,077     $775,962     $696,425     $698,120
                                                        ========     ========     ========     ========
Financial liabilities:
  Deposits..........................................    $564,085     $565,121     $539,659     $541,866
  Accrued interest payable..........................       2,823        2,823        2,713        2,713
  Borrowed funds....................................     185,899      184,559       91,977       92,522
                                                        --------     --------     --------     --------
     Total financial liabilities....................    $752,807     $752,503     $634,349     $637,101
                                                        ========     ========     ========     ========

     Limitations -- Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters that could affect the estimates. Fair value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Deposits with no stated maturities are defined as having a fair value equivalent to the amount payable on demand. This prohibits adjusting fair value derived from retaining those deposits for an expected future period of time. This component, commonly referred to as a deposit base intangible, is neither considered in the above amounts nor is it recorded as an intangible asset on the statement of financial condition. Significant assets and liabilities that are not considered financial assets and liabilities include office properties and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 16. CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENTS

                       STATEMENTS OF FINANCIAL CONDITION

                                                                   DECEMBER 31,
                                                                ------------------
                                                                 1999       1998
                                                                 ----       ----
                                                                  (IN THOUSANDS)
                                      ASSETS
Cash........................................................    $ 3,129    $ 5,998
Investment in subsidiaries..................................     73,287     69,883
Other.......................................................        393        228
                                                                -------    -------
     Total Assets...........................................    $76,809    $76,109
                                                                =======    =======
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Other liabilities.........................................    $    14    $    16
                                                                -------    -------
     Total liabilities......................................         14         16
                                                                -------    -------
Stockholders' equity:
  Common stock..............................................      9,135      9,135
  Additional paid-in capital................................      8,780      9,126
  Retained earnings.........................................     64,468     60,582
  Accumulated comprehensive income..........................        479        960
  Treasury stock at cost....................................     (6,067)    (3,710)
                                                                -------    -------
     Total stockholders' equity.............................     76,795     76,093
                                                                -------    -------
     Total Liabilities and Stockholders' Equity.............    $76,809    $76,109
                                                                =======    =======

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 16. CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENTS -- (CONTINUED)

                              STATEMENTS OF INCOME

                                                                 YEARS ENDED DECEMBER 31,
                                                                --------------------------
                                                                 1999      1998      1997
                                                                 ----      ----      ----
                                                                      (IN THOUSANDS)
Interest and dividend income................................    $  168    $  249    $  170
Equity in earnings of subsidiary............................     7,384     6,751     6,010
                                                                ------    ------    ------
  Total income..............................................     7,552     7,000     6,180
                                                                ------    ------    ------
Compensation................................................        12        12        12
Other operating expenses....................................       158       109       115
                                                                ------    ------    ------
  Total expenses............................................       170       121       127
                                                                ------    ------    ------
Income before provision for income taxes....................     7,382     6,879     6,053
Provision for income taxes..................................         5        50        17
                                                                ------    ------    ------
Net income..................................................    $7,377    $6,829    $6,036
                                                                ======    ======    ======

                            STATEMENTS OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                                --------------------------
                                                                 1999      1998      1997
                                                                 ----      ----      ----
                                                                      (IN THOUSANDS)
Cash flows from operating activities:
  Net income................................................    $7,377    $6,829    $6,036
                                                                ------    ------    ------
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
  Equity in earnings of subsidiary..........................    (7,384)   (6,751)   (6,010)
  Change in other operating assets and liabilities..........        (3)       47        29
                                                                ------    ------    ------
       Total adjustments....................................    (7,387)   (6,704)   (5,981)
                                                                ------    ------    ------
Net cash provided by (used in) operating activities.........       (10)      125        55
                                                                ------    ------    ------
Cash flows from investing activities:
  Dividends received from subsidiary........................     3,500     6,355     2,915
  Purchase of investment available-for-sale.................      (111)       --        --
                                                                ------    ------    ------
Net cash provided by investing activities...................     3,389     6,355     2,915
                                                                ------    ------    ------
Cash flows from financing activities:
  Cash dividends paid.......................................    (3,491)   (3,192)   (2,826)
  Purchase of treasury stock................................    (2,935)   (2,333)     (441)
  Retirement of common stock................................        --       (18)       --
  Proceeds from exercise of stock options...................       178       534       487
                                                                ------    ------    ------
Net cash used in financing activities.......................    (6,248)   (5,009)   (2,780)
                                                                ------    ------    ------
Net increase (decrease) in cash.............................    (2,869)    1,471       190
Cash at beginning of year...................................     5,998     4,527     4,337
                                                                ------    ------    ------
Cash at end of year.........................................    $3,129    $5,998    $4,527
                                                                ======    ======    ======

                 FIRST NORTHERN CAPITAL CORP. AND SUBSIDIARIES

NOTE 17. SUBSEQUENT EVENT

     On February 21, 2000, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Mutual Savings Bank ("Mutual"), a Wisconsin-chartered mutual savings bank and OV Corp. (the "Merger Corp."), a wholly owned subsidiary of Mutual organized for the purpose of effecting the transactions contemplated by the Merger Agreement. The Merger Corp. will be the surviving corporation. The Merger Agreement provides for the acquisition of the Company by Mutual through a merger of the Company with and into the Merger Corp.

     Subject to the terms and conditions of the Merger Agreement, at the time of the merger, each outstanding share of the Company's common stock will be converted into the right to receive cash in the amount of $15.00 or 1.5 shares of common stock of the Merger Corp. or a combination of cash and shares of the Merger Corp.

     In connection with the Merger, the Company and Mutual will engage in a restructuring. As part of the restructuring, Mutual will form a mutual holding company. The mutual holding company will own a majority of the Merger Corp.'s common stock. The balance of the shares of the Merger Corp. will be offered for sale to Mutual's depositors and issued to First Northern stockholders in the Merger. As a result of the restructuring, the Savings Bank and Mutual will become wholly owned subsidiaries of the Merger Corp.

     The Merger and subsequent restructuring are subject to approval by the stockholders of the Company, depositors of Mutual, and various regulatory agencies.

     Concurrent with the execution of the Merger Agreement, the parties entered into a Stock Option Agreement by which the Company granted Mutual an irrevocable option to purchase up to 1,708,675 shares of the Company's stock equal to 19.9% of the number of shares of the Company's stock outstanding on February 21, 2000, at an exercise price of $9.0375 per share. The option would become exercisable under certain circumstances if the Company becomes the subject of a third party proposal for a competing transaction.